                            STOCK PURCHASE AGREEMENT


                          dated as of December 7, 1999

                        pertaining to the acquisition by


                           FINOVA CAPITAL CORPORATION



                      of all of the outstanding shares of:



                          FREMONT FINANCIAL CORPORATION




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                                TABLE OF CONTENTS
                                                                           PAGE





1.      SALE AND TRANSFER OF SHARES; CLOSING..................................1
        1.1.   Shares.........................................................1
        1.2.   Purchase Price.................................................1
        1.3.   Closing........................................................1
        1.4.   Closing Obligations............................................1
        1.5.   Determination of Purchase Price................................2
2.      REPRESENTATIONS AND WARRANTIES OF SELLERS.............................3
        2.1.   Organization and Good Standing.................................3
        2.2.   Enforceability; No Conflict....................................3
        2.3.   Capitalization.................................................4
        2.4.   Financial Statements...........................................5
        2.5.   Books and Records..............................................5
        2.6.   Title To Properties; Encumbrances..............................5
        2.7.   Condition of Assets............................................6
        2.8.   Loans..........................................................6
        2.9.   Certain Liabilities............................................7
        2.10.  Taxes..........................................................7
        2.11.  No Material Adverse Change.....................................9
        2.12.  Employee Benefits..............................................9
        2.13.  Compliance With Legal Requirements; Governmental
               Authorizations................................................13
        2.14.  Environmental Matters.........................................13
        2.15.  Legal Proceedings.............................................14
        2.16.  Absence of Certain Changes and Events.........................14
        2.17.  Contracts; No Defaults........................................15
        2.18.  Insurance.....................................................16
        2.19.  Employees.....................................................16
        2.20.  Labor Relations; Compliance...................................17
        2.21.  Intellectual Property.........................................17
        2.22.  Certain Payments..............................................18
        2.23.  Relationships With Related Persons............................18
        2.24.  Year 2000.....................................................18
        2.25.  Brokers Or Finders............................................18
        2.26.  Full Disclosure...............................................19
3.      REPRESENTATIONS AND WARRANTIES OF BUYER..............................19
        3.1.   Organization and Good Standing................................19
        3.2.   Validity; No Conflict.........................................19
        3.3.   Investment Intent.............................................19
        3.4.   Certain Proceedings...........................................19
        3.5.   Brokers Or Finders............................................20
4.      CERTAIN SELLER COVENANTS.............................................20
        4.1.   Access and Investigation......................................20
        4.2.   Operation of The Businesses of The Acquired Companies.........20

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        4.3.   Negative Covenant.............................................21
        4.4.   No Negotiation................................................21
        4.5.   Non-Competition and Non-Solicitation..........................22
5.      CERTAIN ADDITIONAL COVENANTS.........................................23
        5.1.   Approvals of Governmental Bodies..............................23
        5.2.   Best Efforts..................................................23
        5.3.   Accrued Bonuses...............................................23
        5.4.   Change of Name; Marks.........................................23
        5.5.   Section 338(h)(10)............................................23
        5.6.   Transition Services...........................................24
        5.7.   Excluded Assets...............................................24
        5.8.   Inter-Company Obligations.....................................26
        5.9.   Asset Securitization Program; Letter of Credit Facilities.....26
        5.10.  Severance, etc................................................26
        5.11.  Indebtedness; Preferred Share Dividends.......................26
        5.12.  Real Property Leases..........................................26
        5.13.  Restricted Stock..............................................27
        5.14.  Maintenance of Books and Records..............................27
        5.15.  Company Welfare Plans.........................................27
        5.16.  Tax Sharing Arrangements......................................28
6.      CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATION TO CLOSE..............28
        6.1.   Accuracy of Representations...................................28
        6.2.   Sellers' Performance..........................................28
        6.3.   Consents......................................................28
        6.4.   No Order......................................................28
        6.5.   No Material Adverse Change....................................28
        6.6.   Corporate Proceedings.........................................28
        6.7.   Resignation of Directors......................................29
        6.8.   HSR Act.......................................................29
7.      CONDITIONS PRECEDENT TO THE SELLERS' OBLIGATION TO CLOSE.............29
        7.1.   Accuracy of Representations...................................29
        7.2.   Buyer's Performance...........................................29
        7.3.   No Order......................................................29
        7.4.   Corporate Proceedings.........................................29
        7.5.   HSR Act.......................................................29
8.      TERMINATION..........................................................29
        8.1.   Termination Events............................................29
        8.2.   Effect of Termination.........................................30
9.      INDEMNIFICATION; REMEDIES............................................30
        9.1.   Indemnification and Payment of Damages by the Sellers.........30
        9.2.   Indemnification and Payment of Damages by the Buyer...........31
        9.3.   Time Limitations..............................................31
        9.4.   Limitations On Amount-- Sellers...............................31
        9.5.   Limitations On Amount-- Buyer.................................32
        9.6.   Procedure For Indemnification-- Third Party Claims............32


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        9.7.   Procedure for Indemnification-- Other Claims..................33
        9.8.   Insurance.....................................................33
        9.9.   No Limitation as a Result of Book Value Determination.........33
10.     CERTAIN TAX MATTERS..................................................33
        10.1.  Tax Returns...................................................33
11.     GENERAL PROVISIONS...................................................37
        11.1.  Expenses......................................................37
        11.2.  Public Announcements..........................................37
        11.3.  Confidentiality...............................................37
        11.4.  Notices.......................................................38
        11.5.  Arbitration...................................................39
        11.6.  Further Assurances............................................40
        11.7.  Waiver........................................................41
        11.8.  Entire Agreement and Modification.............................41
        11.9.  Assignments, Successors, and No Third-Party Rights............41
        11.10. Severability..................................................41
        11.11. Section Headings, Construction................................41
        11.12. Governing Law.................................................42
        11.13. Counterparts..................................................42

SIGNATURE PAGE..............................................................S-1

EXHIBIT A - DEFINITIONS.....................................................A-1


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Schedules

2.1            Organization Information
2.2.3          Consents
2.6            Owned and Leased Properties
2.8.1          Description of Loans
2.8.4          Notices of Default
2.9.1          Undisclosed Liabilities
2.9.2          Debt Obligations
2.10.5         Tax Returns
2.12.2         Employee Benefit Plans
2.13.2         Government Authorizations
2.15           Legal Proceedings
2.17.1         Material Contracts
2.19           Employees
2.21.1         Trademarks
2.23           Transactions with Related Persons
4.2            Operation of the Businesses Exceptions
4.5.2          California Counties
5.7            Excluded Assets
5.9            Letter of Credit Facilities
5.15           Company Welfare Plan Exceptions


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                            STOCK PURCHASE AGREEMENT



               This  Stock  Purchase  Agreement,  dated as of  December  7, 1999
("Agreement"), by FINOVA Capital Corporation, a Delaware corporation (the "Buyer"), Fremont General Corporation, a Nevada corporation ("FGC"), and Fremont General Credit Corporation, a California corporation ("FGCC," and, collectively with FGC, the "Sellers"). In this Agreement, the term "Party" means the Sellers on one hand, and the Buyer on the other. Exhibit A contains definitions, or references to the definitions, of the capitalized terms used in this Agreement.

                                    RECITALS

               1. The Sellers collectively own all of the issued and outstanding shares of capital stock of Fremont Financial Corporation, a California corporation (the "Company"), consisting of 958,684 shares of Common Stock, $.10 par value per share (the "Common Shares"), owned by FGCC, and 40,000 shares of Series A 10% Cumulative Preferred Stock, $1,000 par value per share (the "Preferred Shares" and, collectively with the Common Shares, the "Shares"), owned by FGC.

               2. The Parties desire to provide for the Sellers' sale of the Shares to the Buyer, on the terms and subject to the conditions stated in this Agreement.

                                    AGREEMENT

               The Parties, intending to be legally bound, agree as follows:

                     1. SALE AND TRANSFER OF SHARES; CLOSING

1.1. Shares. Subject to the satisfaction or waiver of the conditions to closing in Sections 6 and 7, at the Closing, the Sellers will sell and transfer the Shares to the Buyer, and the Buyer will purchase the Shares from the Sellers.

1.2. Purchase Price. The purchase price for the Shares (the "Purchase Price") will be equal to the total of (a) Book Value as reflected on the Closing Date Balance Sheet and (b) $18,000,000.

1.3. Closing. The closing of the purchase and sale of the Shares (the "Closing") will take place at the offices of O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California 90071, at 10:00 a.m. (local time) on the second Business Day after the satisfaction of the conditions to closing in Sections 6 and 7, or at any other time and place the Parties agree. The Parties intend that the Closing occur on or before December 31, 1999.

1.4.    Closing Obligations.   At the Closing:

        1.4.1. Seller Deliveries. The Sellers will deliver to the Buyer:


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        (a) certificates  representing the Shares, duly endorsed (or accompanied by duly executed stock powers) for transfer to the Buyer;

        (b) a certificate executed by an executive officer of FGC certifying the satisfaction of the conditions in Sections 6.1, 6.2, 6.3, 6.6, 6.7 and, to such officer's knowledge, 6.4 and 6.5;

        (c) supplements to the Disclosure Schedules pursuant to Section 4.1, including an updated Schedule 2.8.1 as contemplated by Section 2.8.1;

        (d) evidence of receipt of the Consents required by Section 6.3; and

        (e) the documents relating to corporate proceedings specified in Section 6.6.

        1.4.2. Buyer Deliveries. The Buyer will deliver to the Sellers:

        (a) $131,000,000 (the "Estimated Payment") by wire transfer to an account specified by the Sellers; and

        (b) a certificate executed by an executive officer of the Buyer certifying the satisfaction of the conditions in Sections 7.1, 7.2, 7.3,
        7.4 and, to such officer's knowledge, 7.3; and

(c)     the documents relating to corporate proceedings specified in Section
        7.4.

1.5.    Determination of Purchase Price.

        1.5.1. Determination of Book Value. The Sellers will cause the Company to prepare the consolidated unaudited balance sheet of the Company as of the close of business on the date during which the Closing Date occurs without giving effect to purchase accounting adjustments (the "Closing Date Balance Sheet"), which will include a computation of Book Value as of that date. The Closing Date Balance Sheet will be prepared in accordance with GAAP, Section 4.2(d) and the Company's past practices. The Sellers will deliver the Closing Date Balance Sheet and, as reasonably requested by the Buyer, supporting schedules, backup documents and workpapers, to the Buyer as soon as possible, and in any event within fifteen Business Days, after the Closing Date. If within ten Business Days after delivery of the Closing Date Balance Sheet and any delivered supporting schedules, backup documents and workpapers, the Buyer has not given the Sellers notice of its objection to the computation of Book Value (together with a reasonably detailed statement of the basis of the Buyer's objection), Book Value as computed by the Sellers will be presumed to be Book Value for purposes of computing the Purchase Price, subject to the provisions of Section 9.

        1.5.2. Objection. If there is a notice of objection with respect to the Closing Date Balance Sheet, the issues in dispute will be promptly submitted to the principal Los Angeles Office of PricewaterhouseCoopers LLP, certified public accountants (the "Accountants"), for resolution. If this happens, (a) each Party (i) will furnish to the


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        Accountants the work papers, other documents and information relating to the disputed issues that the Accountants reasonably request and that are available to that Party or its Subsidiaries (or its independent public accountants), and (ii) can present to the Accountants any other relevant
        material  and  arguments  the  Party  desires;   (b)  the   Accountants'
        determination of Book Value as stated in a notice to both parties from the Accountants, will be conclusive and binding on them; and (c) each Party will bear 50% of the fees and expenses of the Accountants in connection with that determination.

        1.5.3. Payment. If the Estimated Payment is more than the Purchase Price determined in accordance with Sections 1.2, 1.5.1 and 1.5.2, the Sellers will pay the difference to the Buyer within three Business Days of the final determination of the Purchase Price. If the Estimated Payment is less than the Purchase Price, the Buyer will pay the difference to the Sellers within three Business Days of the final determination of the Purchase Price (in either case, a "Post Closing Payment"). Any Post Closing Payment will be made together with interest at 8% simple interest for the period, beginning on the Closing Date and ending on the date of payment. Any such payment to a Party must be by wire transfer to the bank account that Party specifies.

                  2. REPRESENTATIONS AND WARRANTIES OF SELLERS

               The Sellers, jointly and severally, represent and warrant to the Buyer as follows (subject to any exceptions in the Disclosure Schedules that expressly reference the section to which the exception relates):

2.1. Organization and Good Standing. Schedule 2.1 accurately lists each Acquired Company's name, jurisdiction of incorporation or formation, other jurisdictions where it is qualified to do business as a foreign corporation or limited liability company, and capitalization (including the identity of each of its stockholders and the number of shares held by each). Each Acquired Company is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate or limited liability company power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform its obligations under each Applicable Contract to which it is a party. Each Acquired Company is duly qualified to do business as a foreign corporation or limited liability company and is in good standing under the laws of each state in which the failure to qualify would reasonably be expected to have a Company Material Adverse Effect. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

2.2.    Enforceability; No Conflict.

        2.2.1. Enforceability. This Agreement constitutes the legal, valid, and binding obligation of the Sellers, enforceable against them in accordance with its terms, subject to the Enforceability Exceptions. The Sellers have the corporate power and authority to execute and deliver, and perform their obligations under, this Agreement.


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        2.2.2. No Conflict. Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Transactions will (with or without notice or lapse of time):

        (a) contravene, conflict with, or result in a violation of the Organizational Documents of either of the Sellers or any Acquired Company;

        (b) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to prevent, delay or otherwise interfere with any of the Transactions or to exercise any remedy or obtain any relief under, any Law or any Order to which any Acquired Company or Seller, or any of the assets owned or used by any Acquired Company, is subject;

        (c) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any material Governmental Authorization held by any Acquired Company;

        (d) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Contract; or

        (e) result in the imposition or creation of any Encumbrance upon or with respect to any Acquired Company assets.

        2.2.3. Consents. Other than the termination or expiration of the applicable waiting period under the HSR Act and as stated in Schedule 2.2.3, neither Seller, nor any Acquired Company, is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution, delivery or performance of this Agreement or the consummation of the Transactions.

2.3. Capitalization. The authorized shares of the Company consist only of (a) 2,500,000 shares of Common Stock, par value $.10 per share, of which 958,684 shares are issued and outstanding and constitute the Common Shares; and (b) 100,000 shares of 10% Preferred Stock, $1,000 par value per share, of which 40,000 shares are issued and outstanding and constitute the Preferred Shares. FGC and FGCC are, and will be on the Closing Date, the record and beneficial owners and holders of the Preferred Shares and the Common Shares, respectively, free and clear of all encumbrances, adverse claims and restrictions on transfer other than under applicable securities laws. With the exception of the Common Shares and the Preferred Shares, all of the outstanding equity securities and other securities of each Acquired Company are owned of record and beneficially by one or more of the other Acquired Companies, free and clear of all encumbrances, adverse claims and restrictions on transfer other than under applicable securities laws. No legend or other reference to any purported encumbrance appears upon any certificate representing equity securities of any Acquired Company. All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights. Neither of the Sellers, and no Acquired Company, is party to any Contract relating to the issuance, sale, or transfer of any equity or other securities of any Acquired Company. None of the outstanding equity or other securities of any Acquired Company was issued in violation of the Securities Act or any other Law. No Acquired Company owns, or has any Contract to acquire, any equity or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business. At the Closing, the Buyer will receive title to all of the Shares free and clear of any encumbrances, adverse claims and restrictions on transfer other than under applicable securities laws.

2.4. Financial Statements. The Sellers have delivered to the Buyer: (a) an unaudited consolidated balance sheet of the Company at October 31, 1999 (the "Interim Balance Sheet"), and the related unaudited consolidated statements of income and changes in stockholder's equity for the ten months then ended (collectively with the Interim Balance Sheet, the "Interim Financial Statements") and (b) a consolidated balance sheet of the Acquired Companies at December 31, 1998 (including the notes to it, the "Balance Sheet"), and the related consolidated statements of income, changes in stockholder's equity, and cash flow for the fiscal year then ended, together with the report on those statements of Ernst & Young LLP, independent certified public accountants. These financial statements and notes fairly present the consolidated financial condition and the consolidated results of operations, changes in stockholder's equity, and cash flow of the Acquired Companies as at the respective dates of and for the periods referred to in the financial statements, all in accordance with GAAP, subject, in the case of the Interim Financial Statements, to normal recurring year-end adjustments and the absence of notes. The financial statements referred to in this Section
        2.4 reflect the consistent application of GAAP throughout the periods involved, except as disclosed in the notes to those financial statements.

2.5. Books and Records. The books of account, minute books, stock record books, and other Acquired Company records are complete and correct in all material respects. At the Closing, all of those books and records will be in the Acquired Companies' possession.

2.6. Title To Properties; Encumbrances. Schedule 2.6 accurately lists (a) the only parcel of real property owned in fee by any Acquired Company (the "Owned Real Property"), and (b) all leasehold interests owned by or any other interests in real property used by any Acquired Company (the "Leased Real Property"). The Acquired Companies own (with good and marketable title in the case of the Owned Real Property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) reflected as owned in the Acquired Companies' books and records, including all properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Schedule
        2.6 and personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course), and all properties and assets acquired by the Acquired

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        Companies  since the date of the  Balance  Sheet  (except  for  personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course). All material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances and are not, in the case of the Owned Real Property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, and (b) mortgages or security interests incurred in the Ordinary Course in connection with the purchase of property or assets in the Ordinary Course after the date of the Interim Balance Sheet (these mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists.

2.7. Condition of Assets. The Acquired Companies' tangible assets are in good operating condition and repair in all material respects.

2.8.    Loans.

        2.8.1. Lists. Schedule 2.8.1 contains the 11/30/99 version of the "Loan Portfolio Listing Report" for the Acquired Companies' core asset-based lending portfolio and the 11/30/99 version of the "Rating Summary Report" for the Acquired Companies' syndicated loan portfolio. On the Closing Date, the Sellers will deliver to the Buyer an updated Schedule
        2.8.1 containing each of these two reports prepared as of two Business Days before the Closing Date.

        2.8.2. Documentation. To the Sellers' Knowledge, the Acquired Companies' files contain complete originals or accurate copies of each Loan Document, except files for certain Loans in the core asset-based lending portfolio with respect to which original Loan Documents may be in the possession of a custodian on behalf of the trustee of the Fremont Small Business Loan Master Trust. The Sellers have made all of their Loan Document files available to the Buyer. With respect to each item of collateral that secures a Loan for which a security interest can be perfected by filing a UCC-1 financing statement, the Acquired Companies have filed UCC-1 financing statements in the proper filing office in each jurisdiction in which, to the Sellers' Knowledge, such filing is required under applicable Law, and such security interest has the priority indicated in the Loan files. With respect to each item of collateral that secures a Loan for which a security interest can be perfected by filing a mortgage or deed of trust, the Acquired Companies have filed a mortgage or deed of trust in the proper filing office in each jurisdiction in which, to the Sellers' Knowledge, such filing is required under applicable Law, and such security interest has the priority indicated in the Loan files.

        2.8.3. Validity and Enforceability. Each Loan Document is valid and enforceable, subject to the Enforceability Exceptions. For purposes of this Section 2.8.3 only, the term "enforceable" means that while each and every provision of a Loan Document may not be enforceable in accordance with its terms under applicable Laws, there are remedies adequate for the substantial realization of the principal benefits intended to be provided by the Loan Document.

        2.8.4. Compliance. Each Acquired Company is in compliance in all material respects with all applicable terms and requirements of each Loan Document. Schedule 2.8.4 lists the Loans for which an Acquired Company, or, in the case of participation or syndicated loans, the lead lender or agent has, to the Sellers' Knowledge, given written notice to the borrower of an event of default under the related Loan Documents.

        2.8.5. Claims. There are no pending, or to the Seller's Knowledge, Threatened claims, offsets, recoupments, defenses or senior Encumbrances involving the Loans that, if decided adversely to the Acquired Companies, would materially impair the Acquired Companies' ability to realize the current book value of the Loans.

        2.8.6. No Escrow or Tax Items. The Acquired Companies do not engage in the handling of escrowed items (such as property Taxes). The Acquired Companies have properly handled all pass-through items (such as payments of expenses for properties in foreclosure) in accordance with their contractual obligations and internal procedures, and have submitted invoices substantiating all pass-through items to their servicing clients in connection with their requests for reimbursement for those items.

2.9.    Certain Liabilities.

        2.9.1. No Undisclosed Liabilities. To the Sellers' Knowledge, and except as stated in Schedule 2.9.1, the Acquired Companies have no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course since the respective dates of those balance sheets.

        2.9.2. Certain Scheduled Liabilities. With respect to all of the Acquired Companies' obligations for borrowed money, Schedule 2.9.2 lists
        (a) the credit facility or program, (b) the current principal and interest outstanding, (c) interest rate or formula, (d) maturity date and (e) prepayment penalties if repaid before maturity. On the Closing Date, the Sellers will deliver to the Buyer an updated Schedule 2.9.2 as of two Business Days before the Closing Date.

2.10.   Taxes.

        2.10.1. Returns, Payments, Etc. FGC has filed as part of a consolidated return, has caused each of the Acquired Companies to file, or will file or cause to be filed on or prior to the Closing Date, all federal, state, local, and foreign Tax (as defined in Section 2.10.7) returns and Tax reports that are required to be filed by, or with respect to, any Acquired Company on or prior to the Closing Date (taking into account any extension of time to file granted to or on behalf of the Company) (collectively, the "Tax Returns"). At the time filed, such Tax Returns were, or will be when filed, true, complete and correct in all material respects. FGC, and each Acquired Company has timely paid all Taxes shown as due on each such Tax Return. The accruals and reserves reflected in the Interim Balance Sheet are adequate to cover all Taxes of the Acquired Companies accrued through such date for that and any prior periods in accordance with GAAP. There are no liens for Taxes upon the assets of any Acquired Company except liens for Taxes not yet due. There are no outstanding deficiencies, assessments or Proceedings for the collection of Taxes against or involving any Acquired Company or any of their respective assets. Except for this Agreement, all Tax-sharing, Tax indemnity or Tax allocation agreements or similar Contracts or arrangements with respect to or involving any Acquired Company will be terminated as to each Acquired Company on or prior to the Closing Date, and after such date, no Acquired Company will be bound thereby or have any liability thereunder. All federal, state, local and foreign Taxes due and payable by or with respect to any Acquired Company have been, or prior to the Closing Date will be, paid. There are no waivers in effect of the applicable statutory period of limitation for Taxes of any Acquired Company for any taxable period. No deficiency assessment or proposed adjustment with respect to any Tax liability of any Acquired Company for any Taxable period is pending or, to the Sellers' Knowledge, Threatened. The statute of limitations for the collection or assessment of federal income Taxes due from each Acquired Company for all periods through December 31, 1993 are closed.

        2.10.2. Elections, Consents, Etc. No election under any of Section 108, 168, 338, 441, 172, 1017, 1033, or 4977 of the IRC (or any predecessor provisions) has been made or filed by or with respect to any Acquired Company. No consent to the application of Section 341(f)(2) of the IRC (or any predecessor provision) has been made or filed by or with respect to any Acquired Company or any of their assets. None of the assets of any Acquired Company is an asset or property that is or will be required to be treated as being (i) owned by a Person (other than an Acquired Company) pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, or (ii) tax-exempt use property within the meaning of Section 168(h)(1) of the IRC.

        2.10.3. Adjustment, Accounting Change. No Acquired Company has agreed to or, to the Sellers' Knowledge, is required to make any adjustment pursuant to Section 481(a) of the IRC or under any similar provision relating to Subchapter L of the IRC (or any predecessor provisions) or any similar provisions of Law, and there is no application pending with any governmental authority, domestic or foreign, having jurisdiction over the assessment, determination, collection or other imposition of Taxes (each, a "Taxing Authority") requesting permission for any changes in any accounting method of any Acquired Company. Neither the IRS nor any other Taxing Authority has proposed any such adjustment or change in accounting method.

        2.10.4. Consolidated Return. For the Tax years of the Acquired Companies ending on the Closing Date, each Acquired Company will be included in a consolidated federal income Tax Return that includes FGC.

        2.10.5. List of Returns. Schedule 2.10.5 contains a list of all material state, local and foreign consolidated, combined and unitary Tax Returns for the 1998 Tax year filed by or with respect to the Acquired Companies.

        2.10.6. No Foreign Person. Neither Seller is a "foreign person" within the meaning of Section 1445(b)(2) of the IRC.

        2.10.7. Definitions. "Tax" (including with correlative meaning, the terms "Taxes" and "Taxable") means (a) any income, gross receipts, ad valorem, premium, excises, value-added, sales, use, transfer, franchise, license, severance, stamps, occupation, service, lease, withholding, employment, payroll, property or windfall profits tax, alternative or add-on minimum tax, or other tax fee or assessment, together with any interest and any penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any such tax, with respect to any Acquired Company and (b) any liability of any Acquired Company for the payment of any amount of the type described in clause (a) as a result of any Acquired Company being a member of an affiliated or combined group with, or a successor to, or transferee of, any other corporation prior to the Closing Date.

2.11. No Material Adverse Change. Since the date of the Interim Balance Sheet, there has not been any change in the business, operations, assets or condition of the Acquired Companies that would reasonably be expected to have a Company Material Adverse Effect.

2.12.   Employee Benefits.

        2.12.1. Definitions. As used in this Section 2.12, the following terms have the meanings stated below.

        (a) "Company Plan" means all Plans of which an Acquired Company is or was a Plan Sponsor.

        (b) "ERISA Affiliate" means, with respect to an Acquired Company, any other Person (other than another Acquired Company) that, together with the Company, would be treated as a single employer under IRC SS 414.

        (c) "Multi-Employer Plan" means a Plan that is also described in ERISA SS 3(37)(A).

        (d) "Non-Qualified Plan" means any Plan that is intended to be exempt from the participation, vesting and funding provisions of ERISA and is intended to be maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

        (e) "Other Benefit Obligations" means all obligations, arrangements, or customary practices, owed, adopted or followed by an Acquired Company and whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC SS 132.

        (f) "PBGC" means the Pension Benefit Guaranty Corporation, or any successor to it.

        (g) "Pension Plan" has the meaning given in ERISA SS 3(2)(A).

        (h) "Plan" means a plan as defined in ERISA SS 3(3) maintained, contributed to or sponsored by an Acquired Company.

        (i) "Plan Sponsor" has the meaning given in ERISA SS 3(16)(B).

        (j) "Qualified Plan" means any Plan that meets or purports to meet the requirements of IRC SS 401(a).

        (k) "Title IV Plans" means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. SS 1301 et. seq., other than Multi-Employer Plans.

        (l) "VEBA" means a voluntary employees' beneficiary association under IRC SS 501(c)(9).

        (m) "Welfare Plan" has the meaning given in ERISA ss. 3(1).

        2.12.2. List. Schedule 2.12.2 contains a complete and accurate list of all Plans and Other Benefit Obligations, and identifies as such all Plans that are (a) defined benefit Pension Plans, (b) Qualified Plans,
        (c) Title IV Plans, (d) Multi-Employer Plans, (e) Non-Qualified Plans or
        (f) VEBA's.

        2.12.3.  Deliveries. The Sellers have delivered or made available to the
        Buyer:

        (a) all documents that state the terms of each Plan or Other Benefit Obligation and of any related trust, including (i) all plan descriptions and summary plan descriptions of Plans for which the Sellers or the Acquired Companies are required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (ii) all summaries and descriptions furnished to participants and beneficiaries regarding Plans and Other Benefit Obligations for which a plan description or summary plan description is not required;

        (b) all personnel, payroll, and employment manuals and policies;

        (c) all registration statements filed with respect to any Company Plan;

        (d) all insurance policies purchased by or to provide benefits under any Company Plan;

        (e) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Company Plan or Other Benefit Obligation;

        (f) all reports submitted within the two years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Company Plan;

        (g) the Form 5500 filed in each of the most recent two plan years with respect to each Company Plan for which that form is required, including all related schedules and the opinions of independent accountants;

        (h) all notices that were given by the IRS, the PBGC, or the Department of Labor to any Acquired Company, or any Company Plan within the two years preceding the date of this Agreement; and

        (i) copies of the most recent favorable determination letters issued with regard to any Qualified Plan.

        2.12.4. Representations.

        (a) Performance.  The Acquired Companies have performed their respective
        material   obligations   under  all  Company  Plans  and  Other  Benefit
        Obligations.

        (b) Certain Plans. There is no Company Plan that is a Qualified Plan or a VEBA. There is no Multi-Employer Plan and the Acquired Companies have not been required to contribute to a Multi-Employer Plan or a Qualified Plan subject to Title IV of ERISA within the past six years.

        (c) Compliance.

        (i) The Acquired Companies, with respect to all Company Plans and Other Benefits Obligations, are, and each Company Plan and Other Benefit Obligation is, in compliance with the material provisions of ERISA, the IRC, and other applicable Laws including the provisions of those Laws expressly mentioned in this Section 2.12, and with any applicable collective bargaining agreement.

        (ii) With  respect to each  Company  Plan,  there has not  occurred  any transaction prohibited by Title I of ERISA or any "prohibited transaction" under IRC SS 4975(c) that would create a material liability on the part of any Acquired Company.

        (iii) All filings required by ERISA and the IRC as to each Company Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.

        (iv) Favorable determination letters have been issued under the Tax Reform Act of 1986 for any Qualified Plan, and timely applications will be made for favorable determination letters for any Qualified Plan prior to the expiration of the remedial amendment period for amendments required by the Small Business Job Protection Act and any subsequent legislation effective prior to the Closing Date.

        (v) All notices and certifications required to be given concerning continuation of group health coverage under ERISA SS 601 et. seq. and concerning group health plan portability under ERISA SS 701 et. seq. have been timely provided, and neither the Acquired Companies nor the Buyer will have any liability concerning the continuation of group health coverage or group health portability to any Employees who terminate employment on or before the Closing Date.

        (d) Termination. Each Company Plan can be terminated within thirty days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by the Plan. The Acquired Companies' participation in FGC's Qualified Plans and Non-Qualified Plans will be terminated as of the Closing Date without any costs to any Acquired Company or the Buyer, and FGC will have the sole responsibility and liability for the payment of any benefits from FGC's Qualified Plans and Non-Qualified Plans to any Employees who are participants in those Plans.

        (e) Claims. There are no pending Proceedings by any Governmental Body involving or relating to any Company Plan and no Threatened or pending claims (except for claims for benefits payable in the normal operation of the Plan) or Proceedings against any Company Plan or asserting any rights or claims to benefits under any Company Plan that could give rise to a material liability to the Acquired Companies or the Buyer.

        (f) Former Employees. Except to the extent required under ERISA SS 601 et. seq. and IRC -- --- SS 4980B, no Acquired Company provides health or welfare benefits for any retired or former employee (or their beneficiaries) or is obligated to provide health or welfare benefits to any active employee following the employee's retirement or other termination of service. FGC will assume any and all liability to provide continuation coverage under ERISA SS 601 et. seq. and IRC -- --- SS 4980B for any Employees or former employees (or their beneficiaries) of the Acquired Companies who terminate employment on or before the Closing Date.

        (g) Effect of Transactions. The consummation of the Transactions will not result in the payment, vesting, or acceleration of any benefit, with respect to any Company Plan.

        (h) Single Employer. No event has occurred that could result in liability of an Acquired Company because of its treatment, together with one or more ERISA Affiliates, as a single employer.

2.13.   Compliance With Legal Requirements; Governmental Authorizations.

        2.13.1. Compliance. Except as stated on Schedule 2.13.2, (a) each Acquired Company is in compliance with each Law applicable to it or to the conduct of its business, except for instances of non-compliance that would not reasonably be expected to have a Company Material Adverse Effect, and (b) since January 1, 1997, none of the Sellers nor any Acquired Company has received any written notice that any of the Acquired Companies have violated any Law.

        2.13.2. Governmental Authorizations. Schedule 2.13.2 lists the Governmental Authorizations held by each Acquired Company. Except as stated on Schedule 2.13.2, each such Governmental Authorization is valid and in full force and effect. Except as would not reasonably be expected to have a Company Material Adverse Effect or as stated in Schedule 2.13.2:

        (a) each Acquired Company is in compliance with each Governmental Authorization listed in Schedule 2.13.2; and

        (b) no event has occurred or circumstance exists that could reasonably be expected to (i) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed in Schedule 2.13.2 or (ii) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed in Schedule 2.13.2.

2.14.   Environmental Matters.  Without limiting Section 2.13:

        2.14.1. Compliance. The Acquired Companies have complied with all applicable federal, state, local and foreign Laws relating to the generation, recycling, use, sale, storage, handling, transfer and disposal of any Hazardous Substances, except for any non-compliance that would not alone or in total have a Company Material Adverse Effect. The Acquired Companies have not received notice that any of them is alleged to be in violation of or been subject to any administrative, judicial or regulatory proceeding relating to those Laws. "Hazardous Substances" means any asbestos, petroleum, or any substance or material defined or designated as a hazardous or toxic waste, material or substance by any Laws, including without limitation the Federal Water Pollution Control Act, the Federal Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Material Transportation Act, and any amendments or successor provisions to those Laws.

        2.14.2. Claims. To the Sellers' Knowledge, there are no claims relating to Hazardous Substances or compliance with the environmental Laws pending or threatened against (a) any of the Acquired Companies, (b) any Person for which any of the Acquired

        Companies may have assumed or retained liability for environmental claims, including by operation of Law, or (c) against any real or personal property or operations that any of the Acquired Companies owns, leases, operates or manages, in whole or in part, or did so previously.

        2.14.3. Basis for Proceedings. To the Sellers' Knowledge and except as disclosed in the Acquired Companies' files related to the Loans and Loan Documents, there are no facts that reasonably would form the basis of a Proceeding or a material cost relating to any environmental matter affecting any Acquired Company or any property securing any Loan that would reasonably be expected to have a Company Material Adverse Effect.

2.15. Legal Proceedings. Schedule 2.15 lists all pending Proceedings to which any Acquired Company is a party other than pending Proceedings for the collection of accounts receivable collateral that do not include counterclaims against any Acquired Company. There is no pending Proceeding that has been commenced by or against any Acquired Company or either Seller and that (a) would reasonably be expected to have a Company Material Adverse Effect or (b) challenges or would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. To the Sellers' Knowledge, no such Proceeding has been Threatened.

2.16. Absence of Certain Changes and Events. Since the date of the Interim Balance Sheet, the Acquired Companies have conducted the Business only in the Ordinary Course and there has not been any:

        (a) change in any Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Acquired Company of any shares of any such capital stock;

        (b) amendment to the Organizational Documents of any Acquired Company;

        (c) damage to or destruction or loss of any Acquired Company tangible asset, whether or not covered by insurance, that would reasonably be expected to have a Company Material Adverse Effect;

        (d) entry into, termination of, or receipt of notice of termination of any Applicable Contract (other than Loans in the Ordinary Course) involving a total remaining commitment by or to any Acquired Company of more than $500,000;

        (e) sale, lease, or other disposition of any asset or property of any Acquired Company, or mortgage, pledge, or imposition of any lien or other Encumbrance on any material asset or property of any Acquired Company, other than in the Ordinary Course;

        (f) material change in any Acquired Company's accounting methods; or

        (g) incurrence of any liability or obligation whether absolute or contingent whether for borrowed money, lease obligation or otherwise, other than in the Ordinary Course;

        (h) with respect to the Company, declaration or payment of any dividend or other distribution in respect of its capital stock (other than the dividend on the Preferred Shares contemplated by Section 5.11);

        (i) agreement, whether oral or written, by any Acquired Company to do any of the foregoing.

2.17.   Contracts; No Defaults.

        2.17.1. List. Schedule 2.17.1 lists the following types of Applicable Contracts (the "Material Contracts"):

        (a) each Applicable Contract that was not entered into in the Ordinary Course and that involves expenditures or receipts of one or more Acquired Companies in excess of $500,000;

        (b) each Applicable Contract relating to the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $25,000 and with terms of less than one year);

        (c) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities (whether or not contingent) by any Acquired Company with any other Person;

        (d) each Applicable Contract containing covenants that in any way purport to restrict the business activity of any Acquired Company or any Affiliate of an Acquired Company or limit the freedom of any Acquired Company or any Affiliate of an Acquired Company to engage in any line of business or to compete with any Person;

        (e) any power of attorney outstanding or any obligations or liabilities (whether contingent, absolute, accrued or otherwise) as guarantor, surety, cosigner, endorser, co-maker, indemnitor or otherwise in respect of the obligations of any Person (other than an Acquired Company);

        (f) each Applicable Contract providing for the borrowing of more than $5,000,000;

        (g) each Applicable Contract for personnel services which is either (i) written or (ii) not terminable without cost or obligation at an Acquired Company's option;

        (h) each license or software contract that is material to an Acquired Company (other than shrink-wrap licenses of commercially available software); and

        (i) each amendment, supplement or modification in respect of any of the foregoing.

        2.17.2. Validity. Each Material Contract, is in full force and effect and is valid and enforceable against the relevant Acquired Company and, to the Sellers' Knowledge, against the other party to such Material Contract.

        2.17.3. Compliance. Except as would not reasonably be expected to have a Company Material Adverse Effect:

        (a) each Acquired Company is in compliance in all material respects with all applicable terms and requirements of each Material Contract under which that Acquired Company has any obligation or liability or by which that Acquired Company, or any Acquired Company asset, is bound;

        (b) to the Sellers' Knowledge, each other Person that has or had any obligation or liability under any Material Contract under which an Acquired Company has or had any rights is in compliance in all respects with all applicable terms and requirements of that Material Contract; and

        (c) no event has occurred or circumstance exists that (with or without notice or lapse of time) would result in a violation or breach of, or give any Acquired Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Contract.

2.18. Insurance. The only insurance applicable to the Acquired Companies is provided through the Sellers' policies. Other than as described in Sections 5.15 and 9.8, the Acquired Companies will cease to be covered by those policies at the time of Closing. To the Sellers' Knowledge, a Seller or an Acquired Company has given notice to the Sellers' insurers of all Acquired Company-related claims that could be insured by such policies.

2.19.   Employees.  All  employees  who work  for the  Acquired  Companies  (the
        "Employees") are employees of the Company. Schedule 2.19 states the following information for each Employee: name; job title; current annual compensation; vacation accrued; annual bonus, special retention bonus and any other bonuses or commission amounts accrued and payable; and service credited for purposes of vesting and eligibility to participate under any Acquired Company employee benefit plan. The Acquired Companies would have no liability as a result of the termination of any Employee other than as described on Schedule 2.19, as required by COBRA or as set forth in Section 5.10. To the Sellers' Knowledge, no Employee is a party to, or is otherwise bound by, any agreement or arrangement that in any way adversely affects or will affect (a) the performance of his or her duties as an Employee, or (b) the ability of any Acquired Company to conduct its business. As of the date of this Agreement, to the Sellers' Knowledge, no Employee intends to terminate his or her employment with any Acquired Company as a result of the consummation of the Transactions other than those persons identified as "excluded employees" on Schedule 2.19. As of the date of this Agreement, each individual performing services for any of the Acquired Companies is properly classified as an employee or independent contractor under applicable Law.

2.20. Labor Relations; Compliance. No Acquired Company is a party to any collective bargaining or other labor Contract. There is not presently pending or existing, and to the Seller's Knowledge there is not
        Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting any Acquired Company relating to the alleged violation of any Law pertaining to labor relations or employment matters, or (c) any application for certification of a collective bargaining agent. There is no lockout of any Employees by any Acquired Company, and no Acquired Company contemplates such an action. Each Acquired Company has complied with all Laws relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing, except for instances of non-compliance that would not reasonably be expected to have a Company Material Adverse Effect.

2.21.   Intellectual Property.

        2.21.1. Trademarks.

        (a) Description. Schedule 2.21.1 lists all Acquired Company business names, trading names, registered and unregistered trademarks, service marks, and applications and the owner of such Marks (collectively, "Marks"). One or more of the Acquired Companies is the owner of all right, title, and interest in and to each such Mark, free and clear of all Encumbrances.

        (b) Compliance. All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance in all material respects with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), and are valid and enforceable.

        (c) Proceedings; Interference; Infringement. No Mark is involved in any opposition, invalidation, or cancellation Proceeding and, to the Sellers' Knowledge, no such Proceeding is Threatened with respect to any Mark. To the Sellers' Knowledge, there is no potentially interfering trademark or trademark application of any third party. No Mark is infringed or, to the Sellers' Knowledge, has been challenged or threatened in any way. No Mark used by any Acquired Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

        (d) Rights to Software. As of the Closing Date, the Acquired Companies will have all rights to use all software currently used in the Business except as would not reasonably be expected to have a Company Material Adverse Effect.

        2.21.2. Trade Secrets. The Acquired Companies have taken reasonable precautions to protect the secrecy, confidentiality, and value of their know-how, trade secrets, business methods, customer lists and other confidential information (collectively, "Trade Secrets"). One or more of the Acquired Companies has the right to use the Trade Secrets. To the Sellers' Knowledge, no material Trade Secrets have been used, divulged, or appropriated to the detriment of the Acquired Companies.

2.22. Certain Payments. Since November 30, 1996, no Acquired Company or director, officer, agent, or Employee of any Acquired Company or, to the Sellers' Knowledge, any other Person associated with or acting for or on behalf of any Acquired Company, has directly or indirectly made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services, in violation of any Law. Since November 30, 1996, no Acquired Company has maintained any fund or asset not recorded in the Acquired Companies' books and records.

2.23. Relationships With Related Persons. Neither Seller, nor any Related Person of either Seller or of any Acquired Company, has any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Business. Neither Seller, nor any Related Person of either Seller or of any Acquired Company owns an equity interest or any other financial or profit interest in, a Person that has business dealings or a material financial interest in any transaction with any Acquired Company, other than inter-company charges, services and transactions in the Ordinary Course. Except as stated in
        Schedule 2.23, neither Seller, nor any Related Person of either Seller or of any Acquired Company, is a party to any Contract with, or has any claim or right against, any Acquired Company.

2.24. Year 2000. The Acquired Companies have taken reasonable steps to identify and analyze their computer software, hardware and embedded chips in other equipment to assure that those items will not be affected by the "Year 2000 Problem" (that is the risk that computer software, hardware and embedded chips in other equipment may be unable to recognize and perform properly date-sensitive functions involving certain dates before and after December 31, 1999). The Acquired Companies have also surveyed their borrowers, suppliers, service providers and others on whom the Acquired Companies significantly depend (the "Business Contacts") to ascertain the measures taken by the Business Contacts with respect to the Year 2000 Problem. To the Sellers' Knowledge, the Year 2000 Problem would not reasonably be expected to have a Company Material Adverse Effect.

2.25. Brokers Or Finders. The Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement. The Acquired Companies have incurred no material costs related to the Transactions.

2.26. Full Disclosure. To the Sellers' Knowledge, they have not failed to disclose to Buyer any facts material to the Business. No representation or warranty by the Sellers in this Agreement (including the Disclosure Schedules and any supplement thereto) or in any certificate delivered by the Sellers pursuant to this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make those statements not misleading.

                   3. REPRESENTATIONS AND WARRANTIES OF BUYER

                  The Buyer represents and warrants to the Sellers as follows:

3.1. Organization and Good Standing. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

3.2.    Validity; No Conflict.

        3.2.1. Validity. This Agreement constitutes the legal, valid, and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, subject to the Enforceability Exceptions. The Buyer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under it.

        3.2.2. No Conflict. Other than the termination or expiration of the applicable waiting period under the HSR Act, neither the execution and delivery of this Agreement by the Buyer nor the consummation or performance of any of the Transactions by the Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Transactions pursuant to: (a) any provision of the Buyer's Organizational Documents; (b) any Law or Order to which the Buyer is subject; or (c) any material Contract to which the Buyer is a party or by which the Buyer is or could be bound. Other than the termination or expiration of the applicable waiting period under the HSR Act, the Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation of any of the Transactions.

3.3. Investment Intent. The Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

3.4. Certain Proceedings. There is no pending Proceeding that has been commenced against the Buyer and that challenges, or would reasonably be expected to have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Transactions. To the Buyer's knowledge, no such Proceeding has been Threatened.

3.5. Brokers Or Finders. The Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                           4. CERTAIN SELLER COVENANTS

4.1. Access and Investigation. Between the date of this Agreement and the Closing Date, the Sellers will, and will cause each Acquired Company and its Representatives to, (a) give the Buyer and its Representatives and prospective lenders and their Representatives (collectively, the "Buyer's Advisors") access, upon reasonable advance notice, to each Acquired Company's personnel, properties, Contracts, books and records, and other documents and data, (b) furnish the Buyer and the Buyer's Advisors with copies of all these Contracts, books and records, and other existing documents and data the Buyer reasonably requests, and (c) furnish the Buyer and the Buyer's Advisors with any additional financial, operating, and other data and information as the Buyer reasonably requests, in each case subject to any applicable legal or contractual requirements. From time to time prior to the Closing, the Sellers will supplement the Disclosure Schedules with respect to any matter not reflected that, if existing at, or occurring on, the date of this Agreement would be required to be set forth or described in the Disclosure Schedules. No supplement or amendment of the Disclosure Schedules made after the execution of this Agreement will be deemed to cure any breach of any representation or warranty of the Sellers in this Agreement or limit the rights and remedies provided in Section 9.1. The Sellers will give the Buyer notice promptly after either of them becomes aware of (i) the occurrence or non-occurrence of any event whose occurrence or non-occurrence would reasonably be expected to cause (A) any representation or warranty in this Agreement to be untrue or inaccurate in any material respect, (B) any condition to Closing not be satisfied, and (ii) any material failure of either Seller to perform or comply with any covenant or agreement to be complied with or satisfied by it under this Agreement but (x) the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available under this Agreement and (y) giving of such notice will not be required from and after the time that the Buyer has actual knowledge of the information required to be included in such notice.

4.2. Operation of The Businesses of The Acquired Companies. Between the date of this Agreement and the Closing Date, the Sellers will cause each Acquired Company to:

        (a) conduct the Business only in the Ordinary Course;

        (b) use its Best Efforts to (i) preserve intact the Acquired Company's current business organization, (ii) keep available the services of its current officers, employees, and agents, and (iii) maintain good relations with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Acquired Company;

        (c) confer with the Buyer concerning operational matters of a material nature not in the Ordinary Course;

        (d) maintain full accruals (without regard to the time for payment or proper accrual under GAAP) associated with its fiscal 1999 annual bonus program, the special retention bonuses described on Schedule 2.19 and any additional bonus programs instituted before the Closing; and

        (e) not offer to or make any change in the compensation payable or to be payable to any officer, director, employee, agent or consultant of any Acquired Company;

        (f) not enter into any Applicable Contract that provides for payments by one or more Acquired Companies in an amount in excess of $500,000 (other than Loans in the Ordinary Course);

        (g) not to permit any Encumbrance to be placed upon on any material asset of any Acquired Company;

        (h) except as discussed in Schedule 4.2, not terminate, modify or waive any substantial rights under any Material Contract;

        (i) maintain asset quality review and underwriting standards consistent with practices in effect during the third quarter of 1999;

        (j) maintain the Acquired Companies' consolidated allowance for credit losses at a level not less than 1.85 percent of ending net finance receivables consistent with past practices of the Acquired Companies;

        (k) change any tax or accounting practice (except as required by a change in applicable Law or GAAP);

        (l) otherwise report periodically or upon reasonable request to the Buyer concerning the Business; and

        (m) not make, or commit to make, any capital expenditure in excess of $100,000.

4.3. Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, the Sellers will not, and will cause each Acquired Company not to, without the Buyer's prior written consent, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any change or event listed in Section 2.16 is likely to occur.

4.4. No Negotiation. Until this Agreement is terminated under Section 8, the Sellers will not, and will cause each Acquired Company and each of its and their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any inquiries or proposals from, any Person (other than the Buyer) relating to any transaction involving the sale of any Acquired Company's business or assets (other than sales of non-material Assets in the Ordinary Course) or capital stock, or any merger, consolidation, business combination, or similar transaction involving any Acquired Company.

4.5.    Non-Competition and Non-Solicitation.

        4.5.1. Basic Covenant. For five years after the Closing Date, neither Seller, nor any Seller Affiliate, will, directly or indirectly, as an owner, partner, shareholder, manager or joint venturer (a) engage in the business of originating asset-based commercial business loans (provided that this provision will not restrict the right of the Sellers and their Affiliates to engage in the businesses of (i) participating in commercial business loan credit facilities, or (ii) originating commercial real estate loans or commercial insurance premium loans); or
        (b) solicit, divert or take away, or attempt to solicit, divert or take away, the business or patronage of any of the asset-based commercial loan customers of any Acquired Company or the Buyer.

        4.5.2. Locations. The restrictions in this Section 4.5 will be effective
        (a) in the California counties listed in Schedule 4.5.2, (b) in the states of Arizona, Georgia, Illinois, Michigan, Missouri, New York, Oregon, Pennsylvania, Texas and Virginia, and (c) throughout the United States of America (each a "Location"). The Sellers acknowledge that the asset-based commercial loan business of the Acquired Companies is national, rather than local, in scope. The Parties intend that the covenants in this Section 4.5 will be construed as a series of separate covenants, each consisting of the covenants in Section 4.5 for each Location. Except for the Locations, all such separate covenants will be deemed identical.

        4.5.3. Non-Solicitation. For three years after the Closing, the Sellers will not, and will cause their Affiliates not to, directly or indirectly, solicit any Company employees other than those Company employees designated as "excluded employees" on Schedule 2.19. This covenant will not prohibit the Sellers and their Affiliates from making general solicitations of employment not directed to employees of any Acquired Company, or from hiring employees identified through third-party employment agencies or recruiting firms.

        4.5.4. Injunction. The Sellers acknowledge and agree that any Breach of or default under this Section 4.5 will cause damage to the Buyer and the Acquired Companies in an amount difficult to ascertain. Accordingly, in addition to any other relief to which the Buyer may be entitled, the Buyer and the Acquired Companies will be entitled, without proof of actual damages, to seek any injunctive relief ordered by any court of competent jurisdiction including, but not limited to, an injunction restraining any violation of this Section 4.5.

        4.5.5. No Disclosure. Subsequent to the Closing, the Sellers will not, directly or indirectly, disclose any Confidential Information of or relating to any of the Acquired Companies to the detriment of any Acquired Company, except as required by Law. In addition, the foregoing restrictions will not apply to information that (a) was generally available to the public prior to disclosure by the Sellers or any of their Representatives or

        (b) became generally available to the public or generally known in the Acquired Companies' industry, other than as a result of a disclosure by the Sellers or their Representatives.

        4.5.6. Proprietary Information. The Sellers will, until the Closing Date, use their Best Efforts to cause the Acquired Companies to ensure compliance with all of their existing policies and procedures with respect to Trade Secrets.

                         5. CERTAIN ADDITIONAL COVENANTS

5.1. Approvals of Governmental Bodies. As promptly as practicable after the date of this Agreement, the Parties will, and will cause each of their Related Persons to, make all filings required by Laws to be made by them to consummate the Transactions (including all filings under the HSR
        Act). Between the date of this Agreement and the Closing Date, each Party will, and will cause each Related Person to, cooperate with the other Party with respect to all filings that the Other Party is required by Laws to make in connection with the Transactions, and cooperate with the other Party in obtaining all Consents identified in Schedules 2.2.3 and 3.2.2.

5.2. Best Efforts. Between the date of this Agreement and the Closing Date, each of the Parties will use their Best Efforts to cause their respective conditions in Section 6 and 7 to be satisfied.

5.3. Accrued Bonuses. The Buyer will cause the Acquired Companies to pay (a) the accrued Employee bonuses with respect to calendar 1999, with such payments to be made on or before February 18, 2000, in the amounts specified in Schedule 2.19; (b) the accrued special Employee retention bonuses described on Schedule 2.19, with such payments to be made within forty-five days after the Closing in the amounts specified on that Schedule to those Employees who continue to be employed by either the Acquired Companies, Buyer, or any Buyer Affiliate during the forty-five day period following the Closing and who otherwise satisfy the terms of that plan; and (c) any accrued commissions earned and payable through the Closing, with such payments to be made in accordance with the relevant commission plan.

5.4. Change of Name; Marks. On the Closing Date, the Buyer will change the name of each Acquired Company to a name that does not include "Fremont." From and after the Closing Date, the Buyer will cause the Acquired Companies not to use this or any other Marks belonging to the Sellers or any of their Affiliates, or any documents bearing any such Marks, provided that the Acquired Companies may (a) use letterhead, -------- business cards, signage, etc. bearing such Marks for a reasonable period (not to exceed sixty days) after the Closing and (b) use the Marks for the purposes of continuations of UCC filings, endorsements of payments, other loan administration functions and similar purposes that do not relate to the origination of new business. The Buyer will indemnify and hold harmless the Seller Indemnified Persons and will pay to the Seller Indemnified Persons the amount of any Damages arising, directly or indirectly, from or connection with the use of any Mark by the Buyer and/or Acquired Companies after the Closing Date.

5.5.    Section 338(h)(10).

        5.5.1. Section 338(h)(10) Elections. With respect to the Buyer's acquisition of the Shares under this Agreement, the Sellers and the Buyer will jointly make all available Section 338(h)(10) Elections (as defined in Section 10.1.12) in accordance with applicable Tax Laws on a timely basis and as required by this Agreement (unless the Buyer notifies the Sellers in writing within thirty days after the Closing that any such elections will not be made). The Sellers and the Buyer will supply in advance to one another copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) to be sent or made by the Buyer or the Sellers or their respective Representatives to or with the IRS relating to any Section 338(h)(10) Elections. The Buyer and the Sellers each agree to report the transfers under this Agreement consistent with any Section 338(h)(10) Elections, and will take no position contrary thereto unless required to do so by applicable Tax Laws pursuant to a "determination" (as described in Section 1313 of the IRC).

        5.5.2. Section 338 Forms. The Sellers will be responsible for the preparation and filing of all Section 338 Forms (as defined in Section 10.1.12) in accordance with applicable Tax Laws and the terms of this Agreement, and the Sellers will deliver such forms and related documents to the Buyer at least forty days prior to the date such Section 338 Forms are required to be filed under applicable Tax Laws for the Buyers' review and approval (such approval not to be unreasonably withheld). If reasonably acceptable to the Buyer in all respects, the Buyer will execute and deliver to the Sellers such documents or forms as are reasonably requested by the Sellers to complete the Section 338 Forms.

        5.5.3. Allocation. If the Section 338(h)(10) Election is made, the Sellers and the Buyer will allocate the "Modified Aggregate Deemed Sale Price," as computed under applicable Treasury Regulations (or similar state law provisions), among the Acquired Companies' assets for Tax purposes in accordance with the Buyer's and the Sellers' joint reasonable determination of their fair market values, such determination not to be unreasonably withheld or delayed.

5.6. Transition Services. Before the Closing, the Parties will negotiate in good faith, and enter into, a mutually acceptable transition services agreement. Under this agreement, FGC or its Affiliates will provide to the Acquired Companies, to the extent reasonably requested, agreed transition services for up to nine months, at the costs to be included in the transition services agreement.

5.7.    Excluded Assets.

        5.7.1. Management of Excluded Assets. On and after the Closing Date, the Acquired Companies will continue to manage and account for the loans and other financial accommodations listed on Schedule 5.7 (the "Excluded Assets") in a manner consistent with the manner in which the Buyer manages similar assets. So long as the Excluded Assets are outstanding and owned by the Acquired Companies, the Excluded Assets will be  serviced  by (x) in the case of the Lease  Excluded  Assets,  U.S.A.
        Capital LLC, and (y) in the case of the other Excluded Assets, FGC or its Affiliates (in such capacity, together with, U.S.A. Capital LLC, the "Servicers"). The Acquired Companies will direct the applicable Servicers to remit no less often than monthly, all Net Proceeds into the Collection Account. On each Payment Date, the Acquired Companies will remit or cause to be remitted, all amounts in the Collection Account as follows: (a) all Net Proceeds allocable to principal will be paid to the Acquired Companies to reduce the outstanding principal balance of the related Excluded Asset, and (b) all other amounts will be paid to FGC. Within five Business Days after the end of each calendar month, the Acquired Companies will invoice FGC for an amount equal to (x) the applicable Servicing Fee to the extent not previously received by the Servicers, (y) the average outstanding principal balance of the Excluded Assets multiplied by the Carrying Charge, computed on a monthly basis, and (z) the Acquired Companies' out-of-pocket costs related to the Excluded Assets incurred during that calendar month, and FGC will pay such amount to the Acquired Companies within ten Business Days after receipt of such invoice. So long as the Excluded Assets are outstanding and owned by the Acquired Companies, the Buyer and the Acquired Companies will cooperate with the Sellers to make information available to the Sellers related to the Excluded Assets, and, to the extent required by the Sellers (whether or not the Excluded Assets have been sold) will make a mutually agreed upon employee(s) or independent contractor(s) available (but in no case in excess of twenty-five hours per week) to assist Sellers with the management and administration of the Excluded Assets, and the costs of such employee(s) or independent contractor(s) will be addressed in the transition services agreement described in Section 5.6..

        5.7.2. Payment. If any Excluded Asset is repaid, whether pursuant to the terms of the related documents, voluntarily by the borrower or lessee, or in connection with collection efforts (including in connection with the sale of the related collateral): (a) upon receipt of notice from any of the Acquired Companies (which notice will include the relevant facts related to such repayment, including the amount repaid (the "Realized Amount"), FGC will pay to such Acquired Company any shortfall between
        (i) the principal balance of the related Excluded Assets outstanding immediately prior to such repayment and (ii) the Realized Amount, or (b) the Acquired Companies will pay FGC, any amount to the extent the Realized Amount exceeds the principal balance of the related Excluded Asset outstanding immediately prior to such repayment.

        5.7.3. Repurchase. Upon ten days prior notice to the Acquired Companies, FGC will have the right to repurchase any Excluded Asset for its then current outstanding principal balance and any unpaid Carrying Charge on the average outstanding principal balance of such Excluded Asset since the last payment with respect to such Excluded Asset.

        5.7.4. Definitions. For purposes of this Section 5.7, the following terms will have the following respective meanings: "Net Proceeds" means all collections on or in respect of the Excluded Assets, net of the applicable Servicing Fee; "Servicing Fee" means, in the case of the Lease Excluded Assets, the monthly servicing fee charged from time to time by U.S.A. Capital LLC for servicing such Excluded Assets, and in the case of the Non-Lease Excluded Assets, a monthly servicing fee for servicing such Excluded Assets in an amount that is mutually acceptable to the Servicer and the Acquired Companies; "Lease Excluded Assets" means the Excluded Assets consisting of equipment leases, and "Non-Lease Excluded Assets" means all of the Excluded Assets not consisting of the Lease Excluded Assets; "Collection Account" means the segregated bank account established and maintained by one or more of the Acquired Companies, and titled "Collection Account in trust for the Company and Fremont General Corporation"; "Payment Date" means the third Business Day after the receipt of any payment from the Servicers; "Carrying Charge" means the percentage equal to (a) the thirty day London Interbank Offering Rate as reported on the Telerate Screen 3750 on the Business Day immediately preceding the 16th of the applicable calendar month, plus (b) 0.10%.

5.8. Inter-Company Obligations. All inter-company obligations and accounts involving an Acquired Company and either Seller or any Affiliate of either Seller other than an Acquired Company (including the Inter-Company Notes) will be paid off at or prior to the Closing at their book value.

5.9. Asset Securitization Program; Letter of Credit Facilities. After the Closing, the Parties will work in good faith to make mutually acceptable arrangements concerning the continuation or disposition of the Company's asset securitization program and related commercial paper facility, as well as the Company's outstanding letter of credit facilities described on Schedule 5.9.

5.10. Severance, etc. The Company will be responsible for the severance expenses (computed in accordance with Schedule 2.19) due any Employee terminated after the Closing Date. The Company or the Buyer will be responsible for any employee benefit plan-related costs or payments due such Employees under the Buyer's employee benefit plans. The Sellers will be responsible for severance expenses, other than those accrued on the Closing Date Balance Sheet, due (a) any Employee terminated at or prior to the Closing Date, (b) for the employer-paid extended Company Welfare Plan Coverage provided by FGC under Section 5.15, and (c) under the Sellers' Plans and Other Benefit Obligations.

5.11. Indebtedness; Preferred Share Dividends. In conjunction with the Closing, (a) the Buyer will cause the Company to pay all of its obligations under, and terminate, the Second Amended and Restated Credit Agreement dated June 23, 1997 among the Company, The Chase Manhattan Bank as Agent, and Wells Fargo Bank N.A. and Fleet Bank National Association as Co-Agents (the "Credit Facility") and the Inter-Company Notes (all without impacting the Company's Closing Date Book Value), and
        (b) the Parties will cause the Company to obtain a release of any and all commitments of FGC or its Affiliates under the Credit Facility. In addition, the Company will, before the Closing, pay the accrued but unpaid dividends on the Preferred Shares through the Closing Date, and such payment will be reflected in the Closing Date Balance Sheet.

5.12.   Real Property Leases.

        5.12.1. Santa Monica. The Buyer desires that the Company continue to occupy, after the Closing, the fifth floor of the Santa Monica, California facility currently leased by the

        Company. FGC desires to have the rest of the space at that facility available after the Closing for itself or certain Affiliates. Accordingly, the Parties will use their best efforts to arrange for the Company to assign to FGC or an Affiliate, at the Closing, the Company's rights and obligations under the existing lease as it pertains to all the space at the facility, except the fifth floor, which would continue to be leased to the Company. If this cannot be done for any reason, the Parties will cooperate to reach the same result through sub-leases or other arrangements, all on mutually acceptable terms.

        5.12.2. Atlanta, New York and Princeton; Sales Offices. After the Closing, the Company will retain the leases associated with the Company's facilities in Atlanta, New York and Princeton, as well as the Company's satellite sales offices in Richmond and Philadelphia.

        5.12.3. Chicago. At the Closing, FGC will assume the lease pertaining to the Company's Chicago office.

5.13. Restricted Stock. Before the Closing, FGC will purchase for cash from the Company, at book value, all right, title and interest of the Company in and to the unamortized portion which would be reflected for GAAP as of December 31, 1999, of all restricted FGC stock held by Employees. FGC will release to all Persons who are Employees as of the Closing Date and who hold restricted FGC stock ten percent of their shares in accordance with the customary timing and procedures for FGC's restricted stock benefit plans. From and after the Closing Date, no Acquired Company will have any liability or obligation to any such employees with respect to such plans.

5.14. Maintenance of Books and Records. Each of Sellers and the Buyer will preserve until at least the seventh anniversary of the Closing Date all records possessed or to be possessed by it relating to any of the assets, liabilities or business of the Acquired Companies before the Closing Date. Prior to the end of the seventh anniversary of the Closing Date, the Parties, upon written request from any other Party, will either maintain the records beyond the seventh anniversary or send the records to the requesting Party. After the Closing Date, where there is a legitimate purpose, a Party will provide the other Party with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (a) the officers and employees of that Party and (b) the books of account and records of that Party, but, in each case, only to the extent relating to the assets, liabilities or business of the Acquired Companies before the Closing Date. The other Party and its Representatives will have the right to make copies of those books and records. Records may be destroyed by a Party if the Party sends to the designated representative of the other Parties written notice of its intent to destroy the records, specifying with particularity the contents of the records to be destroyed. Those records may then be destroyed after the 30th day after the notice is given unless another Party objects to the destruction. If an objection is received, the Party seeking to destroy the records will deliver the records to the objecting Party at the objecting Party's expense.

5.15. Company Welfare Plans. After the Closing, FGC will continue to cover the Employees, other than the individuals listed on Schedule 5.15, under the Company Welfare Plans until the end of the first full calendar month after the month in which the Closing occurs unless the Buyer otherwise requests in writing.

5.16. Tax Sharing Arrangements. Except as provided in this Agreement, all tax sharing arrangements between either Seller and any Acquired Company will be terminated at or prior to the Closing Date.

           6. CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATION TO CLOSE

               The Buyer's obligation to purchase the Shares and to take the other actions required to be taken by the Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which could be waived by the Buyer, in its sole discretion, in whole or in part):

6.1. Accuracy of Representations. The Sellers' representations and warranties in this Agreement must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Schedules.

6.2. Sellers' Performance. The covenants and obligations that the Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects. Each document required to be delivered pursuant to Section 1.4.1 must have been delivered.

6.3. Consents. Each Consent identified in Schedule 2.2.3 must have been obtained and must be in full force and effect.

6.4. No Order. There must not be in effect any Law or Order that (a) prohibits the sale of the Shares by the Sellers to the Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

6.5. No Material Adverse Change. Since October 31, 1999, there must not have been a material deterioration of the size (other than seasonal fluctuations consistent with historical patterns) and quality of the Company's Loan portfolio. Since October 31, 1999, there must not have been any event, change or development unrelated to the Company's Loan portfolio that has had a material adverse effect on the business, financial condition, results of operations or assets of the Acquired Companies and that individually or in the aggregate exceeds $2,000,000.

6.6. Corporate Proceedings. The Buyer must have received a Secretary's certificate from each Seller, in form reasonably satisfactory to the Buyer, certifying as to the completion of all necessary corporate proceedings and the incumbency of the persons executing this Agreement on behalf of each Seller. The Buyer must have received Secretary's certificates from each Acquired Company, in form and substance reasonably satisfactory to the Buyer, certifying as to that Acquired Company's Organizational Documents, incumbent directors and officers, stock ledger and good standing in the jurisdiction of its incorporation and good standing as a foreign corporation in California and Georgia, if applicable.


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


6.7. Resignation of Directors. The Buyer must have received resignations of each director of each Acquired Company, other than independent directors of Acquired Companies that are special purpose entities. These resignations will be effective upon the Closing.

6.8. HSR Act. Any applicable waiting period under the HSR Act must have expired or terminated.

           7. CONDITIONS PRECEDENT TO THE SELLERS' OBLIGATION TO CLOSE

               The Sellers' obligation to sell the Shares and to take the other actions required to be taken by the Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which can be waived by the Sellers, in their sole discretion, in whole or in part):

7.1. Accuracy of Representations. The Buyer's representations and warranties in this Agreement, must have been accurate in all material respects as of the Closing Date as if made on the Closing Date.

7.2. Buyer's Performance. The covenants and obligations that the Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing, must have been performed and complied with in all material respects. The Buyer must have delivered each document required to be delivered by the Buyer pursuant to Sections 1.4.2(b) and 1.4.2(c) and must have made the Estimated Payment required to be made by the Buyer pursuant to Section 1.4.2(a).

7.3. No Order. There must not be in effect any Law or Order that (a) prohibits the sale of the Shares by the Sellers to the Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

7.4. Corporate Proceedings. The Sellers must have received a Secretary's certificate from the Buyer, in form reasonably satisfactory to the Sellers, certifying as to the completion of all necessary corporate proceedings and the incumbency of the person executing this Agreement on behalf of the Buyer.

7.5. HSR Act. Any applicable waiting period under the HSR Act must have expired or terminated.

                                 8. TERMINATION

8.1. Termination Events. This Agreement can, by notice given before or at the Closing, be terminated:

        (a) by either Party, if the other has committed a material Breach of this Agreement, and the Breach has not been waived and that Party was not in material Breach of this Agreement prior to the Breach that is forming the basis for the proposed termination; provided, however, that the Party that has committed a material Breach will have ten Business Days after receipt of notice from the other Party of its intention to terminate this Agreement pursuant to this Section 8.1(a) to cure such Breach before the other Party may so terminate this Agreement;

        (b) by the Buyer, if any condition in Section 6 has not been satisfied on or before January 14, 2000 or if satisfaction of the condition is or becomes impossible (other than through the Buyer's failure to comply with its obligations under this Agreement) and the Buyer has not waived the condition on or before the Closing Date;

        (c) by the Sellers, if any condition in Section 7 has not been satisfied on or before January 14, 2000 or if satisfaction of a condition is or becomes impossible (other than through the Sellers' failure to comply with their obligations under this Agreement) and the Sellers have not waived the condition on or before the Closing Date;

        (d) by mutual consent of the Buyer and the Sellers; or

        (e) by either the Buyer or the Sellers, if the Closing has not occurred (other than through the failure of any Party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before January 14, 2000, or any later date the Parties agree on.

8.2.    Effect of Termination.  Each Party's right of termination  under Section
        8.1 is in addition to any other rights it has under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to
        Section 8.1, all further obligations of the Parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a Party because of the Breach of the Agreement by the other Party or because one or more of the conditions to the terminating Party's obligations under this Agreement is not satisfied as a result of the other Party's failure to comply with its obligations under this Agreement, the terminating Party's right to pursue all legal remedies will survive such termination unimpaired.

                          9. INDEMNIFICATION; REMEDIES

9.1. Indemnification and Payment of Damages by the Sellers. From and after the Closing, the Sellers will jointly and severally indemnify and hold harmless the Buyer, the Acquired Companies, and their respective Representatives, stockholders, controlling Persons and Affiliates (collectively, the "Buyer Indemnified Persons") for, and will pay to the Buyer Indemnified Persons the amount of, any loss, liability, claim, damage, setoff, recoupment, disgorgement expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with or otherwise by virtue of:



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


        (a) any Breach of any representation or warranty made by the Sellers in this Agreement or in any certificate delivered by the Sellers pursuant to this Agreement;

        (b) any Breach by the Sellers of any of their covenants or obligations in this Agreement; and

        (c) any liability or obligation in respect of the lease obligations retained or assumed by FGC or its Affiliates pursuant to Section 5.12.

        The remedies provided in this Section 9.1 will be the exclusive post-Closing remedies of the Buyer and the other Buyer Indemnified Persons for the specified matters.

9.2. Indemnification and Payment of Damages by the Buyer. From and after the Closing, the Buyer will indemnify and hold harmless the Sellers, and their respective Representatives, stockholders, controlling Persons, and affiliates (collectively, the "Seller Indemnified Persons") and will pay to the Seller Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with or otherwise by virtue of :

        (a) any Breach of any representation or warranty made by the Buyer in this Agreement or in any certificate delivered by the Buyer pursuant to this Agreement;

        (b) any Breach by the Buyer of any of its covenants or obligations in this Agreement; and

        (c) any liability or obligation in respect of the lease obligations retained or assumed by the Company pursuant to Section 5.12.

9.3. Time Limitations. If the Closing occurs, neither Party will have any liability (for indemnification or otherwise) with respect to any of its representations or warranties, (other than, as to the Sellers, those in Sections 2.3, 2.10 and 2.12.4), unless on or before the date that is 24 months after the Closing the indemnified Party notifies the other Party of a claim specifying the factual basis of that claim in reasonable detail. A claim with respect to Section 2.3, 2.10 or 2.12.4, or a claim for indemnification or reimbursement not based upon any representation or warranty can be made at any time within the applicable statute of limitations.

9.4. Limitations On Amount -- Sellers. The Sellers will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) of Section 9.1 (other than a Breach of the representations and warranties in Section 2.10) until the total of all Damages with respect to those matters exceeds $750,000 (the "Basket"), and then for the entire amount of Damages, including the Basket amount. The Sellers will have no liability (for indemnification or otherwise) with respect to Damages related to liabilities that were accrued on the Closing Date Balance Sheet as set forth on Schedule 9.4 to be delivered by Sellers to Buyer concurrently with the Closing Date Balance Sheet and any such Damages will not count towards the Basket.

9.5. Limitations On Amount -- Buyer. The Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) of Section 9.2 until the total of all Damages with respect to those matters exceeds $750,000, and then for the entire amount of Damages, including the Basket amount.

9.6.    Procedure For Indemnification -- Third Party Claims.

        9.6.1.  Notice.  Promptly  after receipt by an  indemnified  Party under
        Section 9.1 or Section 9.2 of notice of the commencement of any Proceeding against it, the indemnified Party will, if a claim is to be made against an indemnifying Party under that Section, give notice to the indemnifying Party of the commencement of the claim. The failure to notify the indemnifying Party will not relieve the indemnifying Party of any liability that it could have to any indemnified Party, except to the extent that the indemnified Party demonstrates that the defense of the action is prejudiced by the indemnifying Party's failure to give the notice.

        9.6.2. Participation. If any Proceeding referred to in Section 9.6.1 is brought against an indemnified Party and it gives notice to the indemnifying Party of the commencement of the Proceeding, the indemnifying Party will be entitled to participate in the Proceeding and, to the extent that it wishes (unless the indemnifying Party is also a party to the Proceeding and the indemnified Party determines in good faith that joint representation would be inappropriate), to assume the defense of the Proceeding with counsel reasonably satisfactory to the indemnified Party and, after notice from the indemnifying Party to the indemnified Party of its election to assume the defense of the Proceeding, the indemnifying Party will not, as long as it diligently conducts the defense, be liable to the indemnified Party under this
        Section 9 for any fees of other counsel or any other expenses with respect to the defense of the Proceeding, in each case subsequently incurred by the indemnified Party in connection with the defense of the Proceeding, other than reasonable costs of investigation. If the indemnifying Party assumes the defense of a Proceeding, (a) no compromise or settlement of the claims will be effected by the indemnifying Party without the indemnified Party's consent unless (i)
        there is no finding or admission of any violation of Laws or any violation of the rights of any Person and no adverse effect on any other claims that could be made against the indemnified Party, and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying Party; and (b) the indemnified Party will have no liability with respect to any compromise or settlement of the claims effected without its consent. If notice is given to an indemnifying Party of the commencement of any Proceeding and the indemnifying Party does not, within ten days after the indemnified Party's notice is given, give notice to the indemnified Party of its election to assume the defense of the Proceeding, the indemnifying Party will be bound by any determination made in the Proceeding or any compromise or settlement effected by the indemnified Party.


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


9.7. Procedure for Indemnification -- Other Claims. A claim for indemnification for any matter not involving a third-party claim can be asserted by notice to the Party from whom indemnification is sought within the periods specified in Section 9.3, if any.

9.8. Insurance. The Sellers will cause the Acquired Companies to continue, to the extent applicable prior to the Closing, to be beneficiaries of the Sellers' insurance coverage with respect to occurrences prior to the Closing. To the extent that an Acquired Company receives any amounts under any insurance policies for Damages otherwise indemnifiable under
        Section 9.2, no claim will be made against the Sellers for such amounts under Section 9.2.

9.9. No Limitation as a Result of Book Value Determination. The final determination of Book Value under Section 1.5 will not, except to the extent that a liability is recorded on the Closing Date Balance Sheet (as finally determined), limit the Buyer Indemnified Parties' rights and remedies under Section 9.1.

                             10. CERTAIN TAX MATTERS

10.1.   Tax Returns.

        10.1.1. Seller Obligations. The Sellers will cause to be prepared and timely filed (or provided to the Buyer for execution and filing, if applicable) when due (taking into account all extensions properly obtained) all income and franchise Tax Returns of the Acquired Companies for taxable periods ending on or before the Closing Date. The Acquired Companies will pay, or reimburse the Sellers for the payment of, all Taxes required to be paid in respect of such Tax Returns to the extent
        (a) attributable to the Acquired Companies, and (b) not in excess of liabilities for Taxes accrued on the Closing Date Balance Sheet.

        10.1.2. Buyer Obligations. The Buyer will cause to be prepared and timely filed all Tax Returns of the Acquired Companies required to be filed after the Closing Date that are not described in Section 10.1.1. If any such Tax Return covers a period beginning before the Closing Date, the Sellers and their designated representatives will have the right to review and approve such Tax Return before it is filed if it could affect the Sellers' liability for Taxes to any Taxing Authority or its indemnification obligations to Buyer under this Agreement. Any Tax Return described in the preceding sentence will be provided to FGC not less than fourteen days before the proposed filing date together with any underlying information or records requested by FGC or its representatives to assist their review.

        10.1.3. Taxable Periods Ending On or Before the Closing Date. The Sellers will be liable for, will pay and will indemnify and hold the Buyer and the Acquired Companies harmless against, all Taxes of the Acquired Companies for any taxable year or taxable period ending on or before the Closing Date due or payable with respect to the operations, assets or business of the Acquired Companies on or before the Closing Date, including any Taxes resulting from the making of the Section 338(h)(10) Elections and any liability for Taxes pursuant to Treasury Regulation ss.1.1502-6, (or any similar provision of Law), but only to the extent that the amount of such Taxes exceeds the amount of Taxes currently payable that will be reserved for on the Closing Date Balance Sheet. The Sellers will determine the amount of taxable income of the Acquired Companies for the taxable year ending on the Closing Date on the basis of its permanent records (including workpapers) in a manner consistent with Treasury Regulation ss.1.1502-76(b)(4)(i) and (ii). Such determination will be subject to the dispute resolution procedures of Section 10.1.11.

        10.1.4. Taxable Periods Commencing After the Closing Date. The Buyer will be liable for, will pay and will indemnify and hold the Sellers or any of their Affiliates harmless against, any and all Taxes of any Acquired Company for any taxable year or taxable period commencing after the Closing Date and for any Taxes accrued on the Closing Date Balance Sheet, other than any Taxes resulting from Section 338(h)(10) Elections.

        10.1.5. Taxable Periods Commencing On or Before the Closing Date and Ending After the Closing Date. Any Taxes for a taxable period beginning on or before the Closing Date and ending after the Closing Date (the
        "Closing Period") with respect to the Acquired Companies will be apportioned between the Sellers and the Buyer based on the actual operations of the Acquired Companies during the portion of such period ending on the Closing Date (the "Pre-Closing Period") and the portion of such period beginning on the day following the Closing Date, but with the Sellers bearing the effect of all Section 338(h)(10) Elections, and for purposes of Sections 10.1.3, 10.1.4 and 10.1.6, each portion of such period will be deemed to be a taxable period. With respect to any Taxes for the Closing Period:

        (a) at least thirty days prior to the due date for the payment of Taxes with respect to the Closing Period, the Buyer will present the Sellers with a schedule detailing the computation of the Pre-Closing Period Tax;

        (b) five days prior to the due date for the payment of any Pre-Closing Period Tax, the Sellers will pay the Acquired Companies the amount of the undisputed Pre-Closing Period Tax as computed by Buyer to the extent such Taxes have not been reserved for on the Closing Date Balance Sheet, and the Buyer will pay all other Taxes with respect to the Closing Period; and

        (c) in the event the Sellers dispute the Buyer's computation of the Pre-Closing Period Tax or any of the payments described in clause (b) above, the Sellers will not be required to pay any disputed amount requested pending the resolution of such dispute in accordance with
        Section 10.1.11. If upon such resolution it is determined that any of such disputed amount is payable to the Buyer and such disputed amount payable to the Buyer has not been paid to the Buyer as of the expiration of the period described in clause (b) above (the "Due Date"), the Sellers will pay to the Buyer, in addition to such disputed amount payable to Buyer, interest computed thereon at the applicable federal rate for underpayments

        (within the meaning of Section 6621(a)(2) of the IRC) in effect from time to time from the Due Date to the date of payment.

        10.1.6. Refunds or Credits. Except as otherwise set forth in this Agreement, any refunds or credits of Taxes, to the extent that such refunds or credits are attributable to taxable periods ending on or before the Closing Date and are in excess of those reflected on the Closing Date Balance Sheet, will be for the account of the Sellers, and, to the extent that such refunds or credits are attributable to taxable periods beginning after the Closing Date or are reflected on the Closing Date Balance Sheet, such refunds or credits will be for the account of the Buyer. To the extent that such refunds or credits are attributable to Taxes for the Closing Period that are described in Section 10.1.5, such refunds and credits will be for the account of the party who bears responsibility for such Taxes pursuant to Section 10.1.5. The Buyer will cause the Acquired Companies promptly to forward to the Sellers or to reimburse the Sellers for any such refunds or credits due Sellers pursuant to this Section 10.1.6 after receipt thereof by any of the Buyer or the Acquired Companies of an aggregate of at least $10,000 of such refunds or credits that are for the account of Sellers hereunder, and the Sellers will promptly forward to the Buyer or reimburse the Buyer for any refunds or credits due the Buyer after receipt thereof by Sellers of an aggregate of at least $10,000 of such refunds or credits that are for the account of the Buyer hereunder; provided, however, that the refunding party will be entitled to deduct from the amount to be refunded all reasonable costs and expenses incurred by such refunding party in obtaining such refund, but such deduction will not be included in calculating whether the $10,000 refund and credit threshold noted above has been reached. The Buyer agrees that, upon the reasonable request of FGC and at FGC's expense, an Acquired Company or the Buyer will file an amended return or claim for refund prepared by FGC relating to Taxes attributable to any taxable period (or portion thereof) ending on or before the Closing Date.

        10.1.7. Tax Benefit. If any loss, Tax adjustment or other event giving rise to a claim for indemnification under this Agreement also results in any deduction or exclusion from income (a "Tax Benefit") to the indemnified Party or any Affiliate thereof in the same or a later taxable period, the amount of the claim will be reduced, or the indemnified Party will pay the indemnifying Party, as applicable, the amount of the Tax reduction attributable to such Tax Benefit at such time or times as, and to the extent that, such Tax Benefit is realized. Buyer will provide the Sellers with copies of Tax Returns and supporting work papers sufficient to enable the Sellers to calculate any reduction in the indemnification payments or payments to be made to the Sellers pursuant to this paragraph.

        10.1.8. Amended Returns. Without the Sellers' prior written consent, the Buyer will not cause or permit to be filed any amended Tax Return pertaining to an Acquired Company for taxable periods (or portions thereof) ending on or before the Closing Date.

        10.1.9. Mutual Cooperation. As soon as practicable, but in any event within fifteen days after the Sellers' or the Buyer's request, as the case may be, the Buyer will deliver to the Sellers, or the Sellers will deliver to the Buyer, as the case may be, such information and other data and assistance relating to the Tax Returns and Taxes of any Acquired Companies and will make available such knowledgeable employee of the Sellers, the Buyer, the Acquired Companies or any of their Affiliates, as the case may be, as the Sellers or the Buyer, as the case may be, may reasonably request, including providing the information and other data customarily required by the Sellers or the Buyer, as the case may be, to cause the completion and filing of all Tax Returns for which it has responsibility or liability under this Agreement or to respond to audits by any Taxing Authorities with respect to any Tax Returns or Taxes for which it has any responsibility or liability under this Agreement or to otherwise enable the Sellers or the Buyer, as the case may be, to satisfy its accounting or tax requirements.

        10.1.10.Contests. Whenever any Taxing Authority asserts a claim, makes an assessment, or otherwise disputes the amount of Taxes for which the Sellers are or may be liable under this Agreement, the Buyer will promptly inform FGC and FGC will have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute to the extent such proceedings or determinations would materially affect the amount of Taxes for which the Sellers are liable under this Agreement. Whenever any Taxing Authority asserts a claim, makes an assessment or otherwise disputes the amount of Taxes for which Buyer is liable under this Agreement, the Sellers will promptly inform the Buyer, and the Buyer will have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute to the extent such proceedings would materially affect the amount of Taxes for which the Buyer is liable under this Agreement. Neither FGC nor the Buyer will enter into a settlement described in this Section 10.1.10 with respect to Taxes without the other Party's written consent, which will not be unreasonably withheld or delayed.

        10.1.11.Resolution of Tax Disagreements between Sellers and Buyer. If the Sellers and the Buyer disagree as to the amount of Taxes for which each is liable under this Agreement or as to the allocation required pursuant to Section 5.5.3, the Sellers and the Buyer will promptly consult each other in an effort to resolve such dispute. If any such point of disagreement cannot be resolved within fifteen days of the date of consultation, the Sellers and the Buyer will within ten days after such fifteen-day period jointly engage an auditor (the "Tax Auditor") other than Ernst & Young LLP or Deloitte & Touche LLP, to act as an arbitrator to resolve all points of disagreement concerning tax accounting matters with respect to this Agreement. If the Parties cannot agree on the selection of a Tax Auditor within such ten-day period, then the matter will be resolved pursuant to Section 11.5 except that the arbitrator will be an attorney or certified public accountant proficient in relevant Tax matters. All fees and expenses relating to the work performed by any Tax Auditor or arbitrator in accordance with this
        Section 10.1.11 will be borne equally by the Sellers and the Buyer, unless otherwise ordered by the Tax Auditor or arbitrator.

        10.1.12. Certain Definitions. For purposes of this Agreement, the following terms will have the following meanings:

        (a) "Section 338 Forms" means all returns, documents, statements, and other forms that are required to be submitted to any federal, state, county, or other local Taxing Authority in connection with a Section 338(h)(10) Election. Section 338 Forms will include, without limitation, United States Internal Revenue Service Form 8023 together with any schedules or attachments thereto that are required pursuant to applicable Treasury Regulations.

        (b) "Section 338(h)(10) Election" means an election described in Section 338(h)(10) of the IRC with respect to the Sellers' sale of the Shares to the Buyer pursuant to this Agreement. The Section 338(h)(10) Election will also include any substantially similar election under a state or local statute corresponding to federal Laws.

        (c) "Tax Laws" means the IRC and any other Laws relating to Taxes and any official administrative pronouncements released thereunder.

                             11. GENERAL PROVISIONS

11.1. Expenses. Except as otherwise expressly provided in this Agreement, each Party will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Transactions, including all fees and expenses of agents, representatives, counsel and accountants. The Buyer will pay the HSR Act filing fee. If this Agreement is terminated, the obligation of each Party to pay its own expenses will be subject to any rights of that Party arising from a Breach of this Agreement by another Party.

11.2. Public Announcements. Neither Party will make any public announcement about, or otherwise disclose publicly, this Agreement, the Transactions or the related negotiations without prior consultations and coordination with the other Party; provided, however, that either Party can make any public announcement that its counsel advises is required by Law. The Parties will consult with each other concerning the means by which the Acquired Companies' employees, customers, and suppliers and others having dealings with the Acquired Companies will be informed of the Transactions.

11.3. Confidentiality. Between the date of this Agreement and the Closing Date, each Party will maintain in confidence, and will cause its
        Affiliates, directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained from the other Party (or, in the case of the Buyer, an Acquired
        Company), or generated by the Party (such as analyses, compilations, studies or similar documents) in connection with the due diligence, negotiations and regulatory filings relating to this Agreement or the Transactions, and to use such information only in connection with the evaluation and negotiation of the Transactions. A receiving Party can, however, disclose such information to those of its Representatives who have a need to know such information in connection with ongoing due diligence, negotiations or regulatory filings with respect to this Agreement or the Transactions. In addition, the foregoing restrictions will not apply to information that (a) was generally available to the public prior to disclosure by the disclosing Party; (b) became generally available to the public, other than as a result of a disclosure by the disclosing Party or its Representatives; or (c) became available to the receiving Party on a non-confidential basis from a source not known by the receiving Party to be bound by a confidentiality agreement. If the Transactions are not consummated, (i) each receiving Party will return to the disclosing Party or destroy as much of the written information as the other Party reasonably requests; and (ii) the foregoing confidentiality provisions will remain in full force and effect for two years, despite the termination of this Agreement.

11.4. Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing. They will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt),
        (b) sent by telecopier (with written confirmation of receipt), so long as a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers stated below (or as a Party otherwise designates by notice to the other parties):

                  The Sellers:

                  Fremont General Corporation
                  2020 Santa Monica Boulevard, Suite 600
                  Santa Monica, CA  90404
                  Attention: Chief Financial Officer
                  Telephone No.:  310-315-5500
                  Facsimile No.: 310-315-5594

                  and

                  Fremont General Credit Corporation
                  2020 Santa Monica Boulevard, Suite 600
                  Santa Monica, CA  90404
                  Attention:  Chief Financial Officer
                  Telephone No.:  310-315-5500
                  Facsimile No.:  310-315-5594

                  with a copy (which does not constitute notice) to:

                  O'Melveny & Myers LLP
                  400 South Hope Street
                  Los Angeles, CA  90071
                  Attention: Michael J. Fairclough
                  Telephone No.:  213-430-6443
                  Facsimile No.:  213-430-6407

                  The Buyer:

                  FINOVA Capital Corporation
                  4800 North Scottsdale Road, MS 6W90
                  Scottsdale, AZ  85251
                  Attention:        Glenn E. Gray
                  Telephone No.:  602-636-5726
                  Facsimile No.:  602-636-5726

                  and

                  FINOVA Capital Corporation
                  4800 North Scottsdale Road, MS 6W90
                  Scottsdale, AZ  85251
                  Attention:  Richard Lieberman
                  Telephone No.: 480-636-5234
                  Facsimile No.: 480-636-6780


                  with a copy (which does not constitute notice) to:

                  Brobeck, Phleger & Harrison LLP
                  38 Technology Drive
                  Irvine, CA  92618-2301
                  Attention: Roger M. Cohen
                  Telephone No.: 949-790-6300
                  Facsimile No.: 949-790-6301

                  Notice to one Seller will be deemed notice to both Sellers.


11.5.   Arbitration.

        11.5.1. Resolution of Disputes. The Parties will submit all controversies, disputes or claims for indemnification among them arising out of or relating to this agreement or the Transaction to binding arbitration as provided below. The arbitration and all related preliminary proceedings will be agreed upon by the Parties, or, failing agreement on those rules within thirty days of written request for agreement, in accordance with the Rules for Commercial Arbitration of the American Arbitration Association ("AAA"), as amended from time to time and as modified by this agreement. The dispute will be presented to a single arbitrator (the "Arbitrator"), sitting in Phoenix, Arizona, if the action is initiated by the Sellers or Los Angeles, California, if the action is initiated by the Buyer.

        11.5.2. Selection of the Arbitrator. The Parties will jointly select the Arbitrator within fifteen days after demand for arbitration is made by a Party. If the Parties are unable to agree on an Arbitrator within that period, then any Party may request that the AAA select the Arbitrator in accordance with its then existing rules for doing so. The Arbitrator must possess substantive legal experience in the principal issues in dispute.

        11.5.3. Discovery. Any discovery permitted will be limited to information directly relevant to the controversy in arbitration. In the event of discovery disputes, the Arbitrator is directed to issue orders as are appropriate to limit discovery in accordance with the foregoing and as are reasonable in light of the issues in dispute, the amount in controversy, and other relevant considerations. To the extent the Parties are unable to agree on the scope of discovery, the Arbitrator will require the Party seeking discovery on an issue to present the legal and factual basis for the dispute and will permit the Party opposing discovery to respond. The Arbitrator will permit discovery on an issue only if he or she concludes that there is a reasonable and good faith basis in law and in fact for bringing the allegations and that the discovery appears likely to present substantive evidence regarding that dispute. The Arbitrator may allow limited discovery to permit investigation of some of the disputes or to determine whether a claim has sufficient basis in law or in fact to warrant further discovery. The Arbitrator, however, will issue appropriate orders to restrict the scope of that discovery. The federal or state rules of procedure and evidence will not apply to the arbitration proceedings, including without limitation the rules of discovery. The Arbitrator will consider claims of privilege, work product and other restrictions on discovery as appear to be warranted.

        11.5.4. Fees. The Arbitrator will award the prevailing Party its attorney's and experts' fees and disbursements incurred in resolving the dispute and will award double costs and expenses or other sanctions to the extent the Arbitrator finds any dispute advanced in the proceedings to be frivolous or without a good faith basis in fact and in Law when the dispute was first presented for arbitration.

        11.5.5. Award/Consent to Jurisdiction. Except as may otherwise be agreed in writing by the Parties or as ordered by the Arbitrator upon substantial justification shown, the hearing for the dispute will be held within ninety days of submission of the dispute to arbitration. The Arbitrator will render a final award within thirty days following conclusion of the hearing and any required post-hearing briefing or other proceedings ordered by the Arbitrator. The Arbitrator will state the factual and legal basis for the award. The decision of the Arbitrator will be final and binding, except as provided in the Federal Arbitration Act, 9 U.S.C. ss.1. et. seq., and except for errors of law based on the findings of fact. Final judgment may be entered upon the award in any court of competent jurisdiction but entry of judgment will not be required to make the award effective. By signing below, the Parties irrevocably submit to the exclusive jurisdiction and venue of the state and federal courts and arbitration forums located in Maricopa County, Arizona, if the action is initiated by the Sellers and in Los Angeles, California, if the action is initiated by Buyer. THE PARTIES EXPRESSLY WAIVE THEIR RIGHTS TO A TRIAL BY JURY.

11.6. Further Assurances. Each Party will (a) furnish upon request to the other any further information, (b) execute and deliver to the other any other documents, and (c) do

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



        anything else, the other Party reasonably requests to carry out the intent of this Agreement and the related documents.

11.7. Waiver. No failure or delay in exercising any right under this Agreement or the related documents will operate as a waiver of that right. No single or partial exercise of a right will preclude any other or further exercise of it or any other right. To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement or the related documents can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless such waiver or renunciation is in writing signed by the other Party; (b) no waiver that can be given by a Party will apply except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party giving the notice or demand to take further action without notice or demand as provided in this Agreement or the related documents.

11.8. Entire Agreement and Modification. This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (along with the Disclosure Schedules) a complete and exclusive statement of the agreement among the parties with respect to its subject matter. This Agreement cannot be amended except by a written agreement executed by the Party charged with the amendment.

11.9. Assignments, Successors, and No Third-Party Rights. No Party can assign any of its rights under this Agreement without the prior consent of the other parties, except that the Buyer can assign any of its rights under this Agreement to any Buyer Subsidiary. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Buyer Indemnified Parties and the Seller Indemnified Parties any legal or equitable right, remedy, or claim under or with respect to any provision of this Agreement. This Agreement is for the sole and exclusive benefit of the Parties to it and their successors and assigns.

11.10. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction or arbitrator, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. If any provision of this Agreement is held invalid or unenforceable the Parties intend that the court of competent jurisdiction or arbitrator making such finding will substitute a valid enforceable provision therefor which, to the fullest extent permitted by Law, effects the economic benefits and burdens intended by such invalid or unenforceable provision.

11.11. Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of the gender or number the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

11.12. Governing Law. This Agreement will be governed by the laws of the State of California.

11.13. Counterparts. This Agreement can be executed (including facsimile signatures) in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

               The Parties have executed and delivered this Agreement as of the date at the beginning of this Agreement.

THE BUYER:                                         THE SELLERS:

FINOVA Capital Corporation                    Fremont General Corporation


By:                                           By:
   -----------------------                       -------------------------
      Name:                                          Name:
      Title:                                         Title:


                                              Fremont General Credit Corporation


                                              By:
                                                 --------------------------
                                                     Name:
                                                     Title:

                             EXHIBIT A - DEFINITIONS

        For purposes of this Agreement, the following terms have the meanings given or referred to in this Exhibit A:

        "Accountants" is defined in Section 1.5.2.

        "Acquired   Companies"   means   the   Company   and  its  Subsidiaries,
collectively.

        "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

        "Applicable Contract" means any Contract (a) under which any Acquired Company has any rights, (b) under which any Acquired Company has any obligation or liability, or (c) by which any Acquired Company or any of the assets owned or used by it is bound.

        "Balance Sheet" is defined in Section 2.4.

        "Basket" is defined in Section 9.4.

        "Best Efforts" means the efforts a prudent Person who wanted to achieve a result would use in similar circumstances to see that the result was achieved as quickly as possible; provided, however, that an obligation to use Best
Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to that Person of this Agreement and the Transactions.

        "Book Value" means Company's consolidated stockholder's equity, as that term is commonly used in the Company's consolidated balance sheets (including Preferred Stock and Common Stock and paid-in capital and retained earnings related thereto).

        "Breach" means (a) any inaccuracy in or breach of, or any failure to perform or comply with, a representation, warranty, covenant, obligation, or other provision of this Agreement, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with the representation, warranty, covenant, obligation, or other provision.

        "Business" means the business of the Acquired Companies as conducted on the date of this Agreement, including their operations, results of operations, financial or other condition, assets, liabilities and personnel.

        "Business Day" means any day other than a Saturday, a Sunday or a day when commercial banks in the City of Los Angeles, California are authorized by law, rule or regulation to be closed.

        "Buyer" is defined in the first paragraph of this Agreement.

        "Buyer's Advisors" is defined in Section 4.1.

        "Buyer Indemnified Persons" is defined in Section 9.1.

        "Closing" is defined in Section 1.3.

        "Closing Date" means the date and time as of which the Closing actually takes place.

        "Closing Date Balance Sheet" is defined in Section 1.5.1.

        "Common Shares" is defined in Recital No. 1 of this Agreement.

        "Company" is defined in Recital No. 1 of this Agreement.

        "Company Material Adverse Effect" means, for each specific representation and warranty in which the term occurs, an adverse effect of more than $500,000 on the Acquired Companies' business, financial condition, results of operations or assets

        "Company Plan" is defined in Section 2.12.1(a).

        "Company Welfare Plan" means the benefits provided to eligible employees of the Acquired Companies prior to the Closing Date consisting of: medical, dental and vision programs; life, accidental death, disability and long-term disability insurance programs; and, up to December 31, 1999, the Fremont Executive Medical plan and flexible spending accounts. "Company Welfare Plan" does not include FGC's Executive Disability Plan or, after December 31, 1999, the Fremont Executive Medical plan or flexible spending accounts that had been provided to eligible employees of the Acquired Companies prior to the Closing Date, in each case for which Sellers retain all liability.

        "Consent" means any approval, consent, filing, ratification, waiver, or other authorization (including any Governmental Authorization).

        "Contract" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

        "Credit Facility" is defined in Section 5.11.

        "Damages" is defined in Section 9.1.

        "Disclosure Schedules" means the disclosure schedules the Sellers delivered to the Buyer with this Agreement.

        "Employees" is defined in Section 2.19.

        "Encumbrance" means any charge, claim, community property interest, condition, equitable interest, lien, mortgage, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership. The term "Encumbrance," as used in this Agreement, does not include: the lien of current Taxes not yet due and payable; mechanics', carriers', workmens', repairmens', landlord, statutory or common law liens either not delinquent or being contested in good faith; the rights of lessors of personal property being leased to an Acquired Company; and immaterial imperfections of title that do not interfere with the use of the relevant property.

        "Enforceability Exceptions" means bankruptcy, insolvency, reorganization, moratorium or other similar laws now or later in effect relating to creditors' rights generally and by general principles of equity and commercial reasonableness, regardless of whether the proceeding is in equity or at law

        "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

        "ERISA Affiliate" is defined in Section 2.12.1(b).

        "Estimated Payment" is defined in Section 1.4.2(a).

        "Excluded Assets" is defined in Section 5.7.1.

        "FGC" is defined in the first paragraph of this Agreement.

        "FGCC" is defined in the first paragraph of this Agreement.

        "GAAP" means generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 2.4 were prepared.

        "Governmental Authorization" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law.

        "Governmental Body" means any: (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor Law, and regulations and rules issued pursuant to that Act or any successor Law.

        "Inter-Company Notes" means the two inter-company promissory notes, each in the principal amount of $10 million, evidencing the Company's obligations to pay principal and accrued interest to Fremont Indemnity Company and Fremont Compensation Insurance Company.

        "Interim Balance Sheet" is defined in Section 2.4.

        "Interim Financial Statements" is defined in Section 2.4.

        "IRC" means the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the IRC or any successor law.

        "IRS" means the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

        "Knowledge" means, as to the Sellers, the knowledge of the following personnel of the Sellers and the Acquired Companies: Wayne Bailey, Steve Bierman, Bob Hagle, Ed Lamb, John Petri, Steve Ogus, Mark Brewer and Richard Pugh.

        "Law"   means   any   federal,   state,   local,   municipal,   foreign,
international, multinational, or other constitution, law, ordinance, principle of common law, regulation, rule, statute, treaty, or administrative order.

        "Leased Real Property" is defined in Section 2.6.

        "Location" is defined in Section 4.5.2.

        "Loan" means each outstanding loan or other financial accommodation owing to an Acquired Company, other than loans or other financial accommodations that are part of the Excluded Assets.

        "Loan Documents" means, with respect to each Loan, the Loan Agreement, Loan and Security Agreement or Credit Agreement, as applicable, any promissory note evidencing such Loan, all documents granting a security interest or lien in any collateral to an Acquired Company securing such Loan, all guaranties and similar agreements in respect of such Loan, subordination agreements in respect of such Loan, intercreditor agreements in respect of such Loan and all amendments, waivers, extensions, accelerations and modifications of any of the foregoing.

        "Marks" is defined in Section 2.21.1(a).

        "Material Contracts" is defined in Section 2.17.1.

        "Multi-Employer Plan" is defined in Section 2.12.1(c).

        "Net Income" means net income or loss as that term is used in the Company's consolidated statements of income.

        "Non-Qualified Plan" is defined in Section 2.12.1(d).

        "Order" means any award, decision, injunction,  judgment, order, ruling,
subpoena,  or  verdict  entered,   issued,  made,  or  rendered  by  any  court,
administrative agency, or other Governmental Body or by any arbitrator.

        "Ordinary Course" means an action taken in connection with the Business that is (i) consistent with actions taken in the past by the Acquired Companies and in the ordinary course of the normal day-to-day operations of the Business, and (ii) complies with applicable Law.
        "Organizational Documents" means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of these documents.

        "Other Benefit Obligations" is defined in Section 2.12(e).

        "Owned Real Property" is defined in Section 2.6.

        "Party" is defined in the first paragraph of this Agreement.

        "PBGC" is defined in Section 2.12.1(f).

        "Pension Plan" is defined in Section 2.12.1(g).

        "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or any Governmental Body.

        "Plan" is defined in Sections 2.12.1(h).

        "Plan Sponsor" is defined in Section 2.12.1(i).

        "Post-Closing Payment" is defined in Section 1.5.3.

        "Preferred Shares" is defined in Recital No. 1.

        "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

        "Purchase Price" is defined in Section 1.2.

        "Qualified Plan" is defined in Section 2.12.1(j).

        "Related Person" means with respect to a particular individual:

        (a)    each other member of his or her Family;

        (b) any Person directly or indirectly controlled by the individual or one or more members of his or her Family;

        (c) any Person in which the individual or members his or her Family hold (individually or in the aggregate) a Material Interest; and

        (d) any Person with respect to which he or she or one or more members of his or her Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

        With respect to a specified Person other than an individual:

        (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with the specified Person;

        (b) any Person that holds a Material Interest in the specified Person;

        (c) each Person that serves as a director, officer, partner, executor, or trustee of the specified Person (or in a similar capacity);

        (d) any Person in which the specified Person holds a Material Interest;

        (e) any Person with respect to which the specified Person serves as a general partner or a trustee (or in a similar capacity); and

        (f) any Related Person of any individual described in clause (b) or (c).

        For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with the individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

        "Representative"   means  with  respect  to  a  particular  Person,  any
director, officer, employee, agent, consultant, advisor, or other representative of the Person, including legal counsel, accountants, and financial advisors.

        "Section" or "Sections" is defined in Section 11.11.

        "Securities Act" means the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that act or any successor law.

        "Seller Indemnified Persons" is defined in Section 9.2.

        "Sellers" is defined in the first paragraph of this Agreement.

        "Shares" is defined in Recital No. 1.

        "Subsidiary" means with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having that power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

        "Tax" is defined in Section 2.10.7.

        "Tax Benefit" is defined in Section 10.1.7.

        "Tax Return" is defined in Section 2.10.1.

        "Taxing Authority" is defined in Section 2.10.3.

        "Threatened" means, with respect to a claim, Proceeding, dispute, action, or other matter, that any written demand or statement has been made, any written notice has been given, or that another event has occurred that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter has a substantial possibility of being asserted, commenced, taken, or otherwise pursued in the future.

        "Title IV Plans" is defined in Section 2.12.1(k).

        "Transactions" means all of the transactions contemplated by this Agreement, including (a) the sale of the Shares by the Sellers to the Buyer; and
(b) the performance by the Buyer and the Sellers of their respective covenants and obligations under this Agreement.

        "Trade Secrets" is defined in Section 2.21.2.

        "VEBA" is defined in Section 2.12.1(l).

        "Welfare Plan" is defined in Section 2.12.1(m).